 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Aerojet Rocketdyne Holdings, Inc.
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222 N. Pacific Coast Highway, Suite 500 El Segundo, California 90245
March 19, 2021

Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Aerojet Rocketdyne Holdings, Inc., which will be held at 9:00 a.m. Pacific Time, on May 5, 2021. Our 2021 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting on the Internet and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AJRD2021. Details regarding how to attend the meeting online and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.
We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. On or about March 26, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability will contain instructions on how to access the Notice of Annual Meeting, the Proxy Statement and the Company’s Annual Report for 2020 on Form 10-K (the “2020 Annual Report”) online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.
On behalf of the Board of Directors and the management of Aerojet Rocketdyne Holdings, Inc., I extend our appreciation for your continued support.
Very truly yours,
WARREN G. LICHTENSTEIN
Executive Chairman

AEROJET ROCKETDYNE HOLDINGS, INC. NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

DATE	TIME	RECORD DATE
Wednesday, May 5, 2021	9:00 A.M. Pacific Time	Thursday, March 11, 2021
HOW TO CAST YOUR VOTE
It is important that your shares be represented and voted at the meeting. You may vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/AJRD2021 and following the instructions; or before the meeting date by Internet, telephone or mail. See details under the heading “How do I vote?” on page 59.

ONLINE	BY PHONE	BY MAIL
Vote online at www.proxyvote.com. You may also vote online during the meeting at www.virtualshareholdermeeting.com/AJRD2021	Vote by phone by calling 1-800-690-6903	If you have received a printed version of these proxy materials you may vote by mail using the postage-paid envelope provided
HOW TO ATTEND THE MEETING
•Attend the 2021 annual meeting of stockholders (the “Annual Meeting”) online at www.virtualshareholdermeeting.com/AJRD2021.
•The Annual Meeting will begin at 9:00 a.m. Pacific Time on Wednesday, May 5, 2021.
•To participate in the meeting, you will need the control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials.
•The record date for the Annual Meeting is Thursday, March 11, 2021. This means you are entitled to receive notice of the meeting and vote shares at the meeting if you were a stockholder of record as of the close of business on Thursday, March 11, 2021.
ITEMS OF BUSINESS
1.To elect the eight directors named in the Proxy Statement to our Board of Directors to serve until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.To consider and approve an advisory vote to approve Aerojet Rocketdyne’s executive compensation;
3.To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2021;
4.To consider and act on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
                                By Order of the Board of Directors,

                                ARJUN L. KAMPANI
                                Senior Vice President,
                                General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be held on May 5, 2021: The Proxy Statement and the Company’s 2020 Annual Report are available at www.proxyvote.com

PROXY STATEMENT SUMMARY
This summary highlights selected information that is provided in more detail throughout this Proxy Statement. For additional information about these topics, refer to the discussions contained throughout this document and in the Company’s 2020 Annual Report. You should read the full Proxy Statement before casting your vote. This Proxy Statement contains certain Non-GAAP (accounting principles generally accepted in the United States of America) financial measures, which are identified with asterisks. For more information on these Non-GAAP financial measures, see Appendix A.
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2020 Annual Report. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Annual Stockholders’ Meeting
Time: May 5, 2021, 9:00 a.m. Pacific Time	Record Date: You are entitled to vote if you were a shareholder of record at the close of business on March 11, 2021.
Place: Online at www.virtualshareholdermeeting.com/AJRD2021

Voting Matters and Board Recommendations
Proposals	Board Vote Recommendation	Page Reference
Proposal 1: Election of Directors	FOR each Director Nominee	4
Proposal 2: Advisory vote to approve Aerojet Rocketdyne’s executive compensation	FOR	32
Proposal 3: Ratification of the appointment of independent auditors	FOR	56

Merger Agreement Overview
On December 20, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin and Mizar Sub, Inc., a wholly-owned subsidiary of Lockheed Martin (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation and a wholly-owned subsidiary of Lockheed Martin.
Subject to the terms and conditions set forth in the Merger Agreement, each share of common stock outstanding as of immediately prior to the effective time of the Merger will be automatically converted into the right to receive cash in an amount equal to $56.00 per share, without interest, less, to the extent paid or payable as outlined below, the amount per share of the Pre-Closing Dividend (defined below).
On December 19, 2020, our Board of Directors declared the one-time Pre-Closing Dividend in cash of $5.00 per share (including shares underlying the 2¼% Notes participating on an as-converted basis). The Pre-Closing Dividend is payable on March 24, 2021, to the holders of our shares and 2¼% Notes as of the close of business on March 10, 2021. The $56.00 per share price under the Merger Agreement is expected to be reduced to $51.00 after the payment of the Pre-Closing Dividend to our stockholders and holders of our 2¼% Notes participating on an as-converted basis (or, in the unlikely event that closing occurs before March 24, 2021, to the extent the Pre-Closing Dividend is payable after the closing).
Closing of the Merger is anticipated to occur in the second half of 2021, subject to various customary conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Our stockholders approved the Merger Agreement and the Merger at a special meeting of stockholders held on March 9, 2021.

2020 Performance Highlights

A summary of the significant financial highlights for the years ended December 31, 2020 and 2019, which management uses to evaluate our operating performance and financial condition, is presented below.

(In Millions, except percentage and per share amounts)	2020	2019
Net sales	$2,072.7	$1,981.5
Net income	137.7	141.0
Net income as a percentage of net sales	6.6%	7.1%
Adjusted Net Income (Non-GAAP measure*)	138.4	130.1
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	6.7%	6.6%
Earnings Per Share (“EPS”) - Diluted	1.66	1.69
Adjusted EPS (Non-GAAP measure*)	1.67	1.56
Adjusted EBITDAP (Non-GAAP measure*)	270.2	271.7
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	13.0%	13.7%
Cash provided by operating activities	363.8	261.2
Free cash flow (Non-GAAP measure*)	309.2	218.3
* These are Non-GAAP financial measures. For more information, see Appendix A – Use of Non-GAAP Financial Measures.

2020 Executive Compensation Highlights
We have designed our executive compensation program pertaining to the named executive officers (“NEOs”) to reward the achievement of our business goals and incentivize sustainable growth by aligning the financial interests of our executive team with the long-term interests of our stockholders. The Organization & Compensation Committee of our Board has established a pay for performance philosophy and a rigorous goal setting process for our executive compensation program. Our 2020 strategic goals remained consistent with prior years and were focused on financial performance. The Organization & Compensation Committee utilized the following measures for our NEOs’ 2020 annual incentive plan
•Adjusted earnings before interest, taxes, depreciation, amortization and pension expense* (“EBITDAP”);
•Cash flow from operations;

•Aerojet Rocketdyne bookings; and
•Certain other goals that include individual performance and accomplishments of each NEO.
The Organization & Compensation Committee granted NEOs (other than the Executive Chairman) equity in 2020 in the form of performance-based restricted stock units (75%) and time-based restricted stock units (25%). The performance-based restricted stock units will vest subject to achievement of performance targets for the three-year period ending December 31, 2022, with regard to adjusted EBITDAP and return on invested capital (“ROIC”) each weighted 50%.

Board of Director Nominees and Committees

			Committee Membership
Name	Age(1)	Director Since	Audit	Corporate Governance & Nominating	Organization & Compensation
Kevin P. Chilton	66	2018			C
Thomas A. Corcoran	76	2008		C	M
Eileen P. Drake	54	2015
James R. Henderson	63	2008	C	M
Warren G. Lichtenstein	55	2008
Lance W. Lord	74	2015	M		M
Audrey A. McNiff	62	2020
Martin Turchin	79	2008	M	M
M = Committee Member C = Committee Chairman
(1)Age as of December 31, 2020

PROPOSAL 1: ELECTION OF DIRECTORS
The Company’s Second Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne” or the “Company”) shall consist of one or more Directors, the total number thereof to be authorized first by the incorporator of the Company, and thereafter authorized by resolution of the Board by the affirmative vote of a majority of the Company’s directors (“Directors”) then in office. The Board has fixed the number of Directors to serve on the Board at eight.
The Board has proposed the following nominees for election as Directors at the Annual Meeting: Kevin P. Chilton; Thomas A. Corcoran; Eileen P. Drake; James R. Henderson; Warren G. Lichtenstein; Lance W. Lord; Audrey A. McNiff and Martin Turchin. Each nominee elected as a Director will continue in office until the next annual meeting of stockholders at which their successor has been elected and qualified, or until his/her resignation, removal from office, or death, whichever is earlier.
Each nominee receiving a plurality of the affirmative votes cast at the Annual Meeting will be elected to the Board. Withholds and broker non-votes will not count either in favor of, or against, the election of a nominee.

Director Qualifications and Experience
The Board, acting through the Corporate Governance & Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, background and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance & Nominating Committee reviews the size of the Board, the tenure of its Directors and their skills, backgrounds and experiences, including with regard to gender and race or ethnic diversity, in determining the slate of nominees and whether to seek one or more new candidates. The Corporate Governance & Nominating Committee seeks directors with established records of significant accomplishments in business and areas relevant to the Company’s strategies. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.
Each of our Directors brings to our Board a wealth of executive leadership experience derived from their service as executives and, in some cases, chief executive officers of large corporations. They also bring extensive board experience. The process undertaken by the Corporate Governance & Nominating Committee in recommending qualified director candidates is described in the Director Nominations section on page 18.
Set forth below are the names and ages of the nominees for Directors and their principal occupations at present and for the past five years, as well as their particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any Directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The ages of the nominees set forth below are given as of December 31, 2020.

GENERAL KEVIN P. CHILTON USAF (Ret.)
Age: 66
Director since 2018
Committee Memberships:
Organization & Compensation Committee (Chairman)

Gen. Chilton has served as president of Chilton & Associates LLC, an aerospace, cyber and nuclear consulting company, since 2011, when he retired from the U.S. Air Force after over 34 years of service completing his career as the Commander, U.S. Strategic Command, where he was responsible for the plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations. From 2006 to 2007, Gen. Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. From 1998 to 2006, Gen. Chilton held a number of positions in the Department of Defense including: Commander of the 9th Reconnaissance Wing; Commander of the 8th Air Force; Deputy Director of Politico-Military Affairs, Asia-Pacific and Middle East; Deputy Director of Programs; and acting Assistant Vice Chief of Staff of the Air Force. From 1987 to 1998, he served as a National Aeronautics and Space Administration (“NASA”) Astronaut, participating in three space shuttle flights and as Deputy Program Manager for Operations for the International Space Station Program. Gen. Chilton is also a distinguished graduate of the U.S. Air Force Academy, with a Bachelor of Science degree in Engineering Science; a Columbia University Guggenheim Fellow with a Master of Science degree in Mechanical Engineering; and a distinguished graduate of the U.S. Air Force pilot training and test pilot schools. Gen. Chilton also was awarded an honorary Doctor of Laws degree from Creighton University.

Current and Former Public Company Directorships
•Lumen Technologies (previously known as CenturyLink, Inc.) – Audit Committee, Risk & Security Committee (Chair)
•Anadarko Petroleum Corporation until 2017 – Audit Committee
•Level 3 Communications, Inc. until 2017 – Audit Committee, Classified Business and Security Committee (Chair)
•Orbital ATK, Inc. until 2017 – Audit Committee, Markets & Technology Committee
•Orbital Sciences Corporation until 2015 – Audit Committee, Markets & Technology Committee

Other Service
•Air Force Academy Falcon Foundation, Trustee
•Pikes Peak or Bust Rodeo Foundation, Trustee
•Cobham Advanced Electronic Solutions, Director – Compensation Committee (Chair)
•Lawrence Livermore National Laboratories Board of Governors, Member
•Sandia National Laboratory Board of Managers, Member
•Air Force Academy Association of Graduates, Former Director
•The Aerospace Corporation, Former Director
•Shafer Corporation, Former Director

Attributes, Skills and Qualifications
•Extensive career as a senior military officer with the United States Air Force and as a NASA Astronaut
•Significant public company board experience

THOMAS A. CORCORAN
Age: 76
Director since 2008
Committee Memberships:
Organization & Compensation Committee
Corporate Governance & Nominating Committee (Chairman)

Mr. Corcoran has been President of Corcoran Enterprises, LLC, a management consulting company, since 2001. He also served as Senior Advisor of The Carlyle Group, a private investment firm, from 2001 to 2017. Mr. Corcoran has held a number of senior executive positions, including President and Chief Executive Officer (“CEO”) of Gemini Air Cargo, Inc. (a Carlyle Group company) from 2001 to 2004; President and CEO of Allegheny Teledyne Incorporated from 1999 through 2000; and President and Chief Operating Officer (“COO”) of Lockheed Martin Corporation’s Electronic Systems and Space & Strategic Missiles sectors from 1993 to 1999. Mr. Corcoran was also elected a corporate officer and rose to the number two position in G.E. Aerospace as Vice President (“VP”) and General Manager of G.E. Aerospace Operations in 1990, after beginning his career with General Electric Company in 1967. Mr. Corcoran has been a director of numerous private and public companies.

Current and Former Company Directorships
•L3Harris Technologies, Inc. – Audit Committee, Finance Committee
•ARINC, Inc. until 2013

Other Service
•Stevens Institute of Technology, Board of Trustees
•Worcester Polytechnic Institute, Trustee Emeritus

Attributes, Skills and Qualifications
•Considerable industry knowledge gained from extensive experience as a senior executive in the aerospace industry
•Extensive management experience, including as CEO, in aerospace and defense industry
•Significant public company board experience, including service as a director of a Fortune 500 company

EILEEN P. DRAKE
Age: 54
Director since 2015

Ms. Drake has served as CEO and President of the Company since June 2015. Immediately prior to these roles, she served as the Company’s COO from March 2015 to June 2015. Before joining the Company, Ms. Drake held several senior positions with United Technologies Corporation (“UTC”), a multinational manufacturing conglomerate, from 2003 to 2015, including President of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business from 2012 to 2015. From 1996 to 2003, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation where she was Ford’s product line manager for steering systems and plant manager of Visteon’s fuel system operation. Ms. Drake also served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia. She is a distinguished military graduate of the U.S. Army Aviation Officer School and received a Master of Business Administration from Butler University and a Bachelor of Arts from The College of New Rochelle. She also holds commercial and private pilot licenses in both fixed-wing and rotary-wing aircraft.

Current and Former Public Company Directorships
•Woodward, Inc., Nominating and Governance Committee (Chair), Compensation Committee

Other Service
•Aerospace Industries Association, Board of Governors – Executive Committee
•Girl Scouts of the United States of America, National Board of Directors
•National Space Council’s User Advisory Group

Attributes, Skills and Qualifications
•Considerable aerospace and defense industry knowledge and operational expertise
•Public company board experience

JAMES R. HENDERSON
Age: 63
Director since 2008
Committee Memberships:
Corporate Governance & Nominating Committee
Audit Committee (Chairman)

Mr. Henderson has served as CEO of Armor Express, a private designer and manufacturer of body armor solutions, since 2018. From 2016 to 2018, Mr. Henderson served as CEO of Steel Connect, Inc. (formerly known as ModusLink Global Solutions, Inc.) (“Steel Connect”), a public supply-chain management company. From 2013 to 2014, Mr. Henderson served as Acting CEO of School Specialty, Inc., a company that provides education-related products, programs and services. Prior to these positions, Mr. Henderson served a number of roles with Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P. (“SPLP”), and its affiliates from 1999 until 2011. Mr. Henderson’s positions included Managing Director and operating partner of Steel Partners LLC, and CEO, President and COO, and VP of Operations of SPLP’s predecessor entity, WebFinancial Corporation. From 2011 to 2012, Mr. Henderson served as CEO of Point Blank Enterprises, Inc., the successor business to Point Blank Solutions, Inc. (“Point Blank”), where he had previously served as CEO. On April 14, 2010, Point Blank and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Chapter 11 petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255, which case is ongoing.

Current and Former Public Company Directorships
•School Specialty, Inc. until 2018 (Chair from 2013 to 2017)
•Aviat Networks Inc. until 2016
•RELM Wireless Corporation (n/k/a BK Technologies, Inc.), until 2015
•DGT Holdings Corp. until 2011
•Point Blank Solutions, Inc. until 2011 (Chair)
•SL Industries, Inc. until 2010

Other Service
•Armor Express, Director

Attributes, Skills and Qualifications
•Extensive business experience advising and managing public companies
•Significant public company board experience

WARREN G. LICHTENSTEIN
Age: 55
Director since 2008

Mr. Lichtenstein has served as the Company’s Executive Chairman since 2016, and previously served as the Chairman of the Board from 2013 to 2016. He has served on the boards of more than twenty public companies in his career and held a number of chairman or executive chairman titles. Mr. Lichtenstein has served as the interim CEO of Steel Connect (formerly known as ModusLink Global Solutions, Inc.) since December 2018 and previously from March 2016 until June 2016. Mr. Lichtenstein also served as Chairman of the Board of Steel Connect from March 2013 until June 2016, at which time he was appointed Executive Chairman. Mr. Lichtenstein served as Chairman and CEO of Steel Partners Holdings GP Inc., the general partner of SPLP, from 2009 to 2013, and has served as its Executive Chairman since February 2013. Mr. Lichtenstein is the founder of Steel Partners and has been associated with SPLP and its predecessors and affiliates since 1990.

Current and Former Public Company Directorships
•Steel Connect, Inc., Executive Chairman and Interim CEO
•Steel Partners Holdings GP Inc., Executive Chairman
•Steel Excel Inc. (a subsidiary of SPLP), Chairman (went private in 2017)
•Handy & Harman Ltd. (a subsidiary of SPLP) (went private in 2017)
•SL Industries, Inc., Director (acquired by SPLP in 2016)

Other Service
•Steel Partners Foundation, Director
•Federal Law Enforcement Foundation, Director

Attributes, Skills and Qualifications
•Extensive business experience in corporate finance, managing private investment funds and advising a diverse group of public companies
•Significant public company board experience
•Significant operation experience in manufacturing, space, defense, banking and steel business systems

GENERAL LANCE W. LORD USAF (Ret.)
Age: 74
Director since 2015
Committee Memberships:
Audit Committee
Organization & Compensation Committee

Since retiring from the U.S. Air Force in 2006 after 37 years of military service, Gen. Lord has been a Senior Associate of The Four Star Group, LLC, a private aerospace and defense advisory and consulting group, since 2008, and a Senior Associate of HF GlobalNET, LLC, a private communication network company, since 2014. In 2010, Gen. Lord founded L2 Aerospace, LLC (now known as L2 Solutions, LLC), an innovative company to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets. While in the military, Gen. Lord held a number of significant posts, including Commander, Air Force Space Command, from 2002 to 2006, during which time he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. In that position, he led more than 39,700 personnel who provided space and intercontinental ballistic missile combat capabilities to the North American Aerospace Defense Command and U.S. Strategic Command. Gen. Lord also received several prestigious military decorations in his career, including the Distinguished Service Medal and Legion of Merit. He is also the 2014 recipient of the American Astronautical Society’s Military Astronautics Award.

Current and Former Public Company Directorships
•Frequency Electronics Corporation – Audit Committee, Compensation Committee

Other Service
•L2 Solutions, LLC (previously known as L2 Aerospace, LLC), Executive Chairman
•Association of Air Force Missileers, President
•Von’s Vision, Executive Board Member
•Iridium Corporation, Government Advisory Board Member
•Challenger Learning Center, Emeritus Member of Board of Advisors
•Secure PNT, Inc, Advisor
•New Space, LLC, Advisor
•Hera Systems, Advisor
•Marotta Controls Corporation, Director
•Boneal Aerospace Company, Director
•Measured Risk, LLC, Advisory Board Member
•PLC Construction Corporation, Denver, Colorado, Advisor

Attributes, Skills and Qualifications
•Extensive career as a senior military officer with the United States Air Force
•Significant public company board experience

Audrey A. McNiff
Age: 62
Director since 2020

Ms. McNiff currently serves on the board of the John A. Hartford Foundation as Vice Chair of Finance, and also served on the board of the Fidelity Charitable Gift Fund as Vice Chair (until recently stepping down due to term limits) since her retirement from Goldman Sachs in 2009, where she was a partner in the securities division and the global head of foreign exchange sales and derivatives prime brokerage. Prior to her roles at Goldman Sachs, Ms. McNiff also served as a foreign exchange sales manager for HSBC from 1989 to 1992, and worked in energy project finance at Irving Trust and NatWest after beginning her finance career in 1980. Ms. McNiff received a Bachelor of Arts in Economics from Mount Holyoke College and earned a Master of Business Administration from New York University’s Leonard N. Stern School of Business.

Current and Former Public Company Directorships
•None

Other Service
•Ann Romney Center for Neurologic Diseases at the Brigham and Woman’s’ Hospital, Trustee
•Former Trustee and Chair of Investment Committee of Mount Holyoke College

Attributes, Skills and Qualifications
•Extensive experience in corporate finance, managing investment funds and overseeing investment strategy
•Significant non-profit board experience including chairing investment and audit committees

MARTIN TURCHIN
Age: 79
Director since 2008
Committee Memberships:
Audit Committee
Corporate Governance & Nominating Committee

Mr. Turchin has been a non-executive Vice Chairman of CBRE Group, Inc. (“CBRE”), the world’s largest real estate services company, since 2003. Prior to this role, Mr. Turchin held senior positions with numerous real estate firms, serving as a Vice Chairman of a subsidiary of Insignia Financial Group from 1996 to 2003; a principal and Vice Chairman of Edward S. Gordon Company from 1985 to 1996, and in various positions with Kenneth E. Laub & Company, Inc., a real estate company where he was involved in real estate acquisition, financing, leasing and consulting, from 1971 to 1985. Mr. Turchin holds a Bachelor of Science degree from City College of the University of New York and a Juris Doctor degree from St. John’s Law School.

Current and Former Public Company Directorships
•Boston Properties, Inc. until 2019 – Audit Committee

Other Service
•Turchin Family Charitable Foundation, Trustee

Attributes, Skills and Qualifications
•Extensive experience and expertise in the real estate industry
•Significant public company board experience

The Board unanimously recommends that stockholders vote FOR each of these nominees as Directors by executing and returning the proxy card or voting by one of the other ways indicated thereon. Proxies solicited by the Board will be so voted unless stockholders specify otherwise.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Voting for Directors
The Company has no provision for cumulative voting in the election of Directors. Therefore, holders of the Company’s common stock (“Common Stock”) are entitled to cast one vote for each share held on the Record Date for each of the candidates for election. Directors are elected by a plurality of the votes cast at the Annual Meeting; however, the Board has adopted a majority vote policy. Pursuant to such policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his resignation after such election for consideration by the Corporate Governance & Nominating Committee. In determining its recommendation to the Board, the Corporate Governance & Nominating Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why stockholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document and whether or not accepting the resignation is in the best interests of the Company and our stockholders. Within 90 days thereafter, the Board, taking into account the recommendation of the Corporate Governance & Nominating Committee and such additional information and factors that the Board believes to be relevant, must determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. The Board shall disclose by press release its decision to accept or reject the resignation and, if applicable, the reasons for rejecting the resignation. If a majority of the Corporate Governance & Nominating Committee members receive a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee of independent Directors to consider the resignation offers and recommend to the Board whether to accept or reject them.
Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board’s nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the Annual Meeting, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the Annual Meeting.

Meetings of the Board
The Board held 19 meetings during 2020. All of the Directors who served during 2020 attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served and to which they were invited in 2020. All of the Board’s nominees for election at the Annual Meeting are expected to attend the Annual Meeting. All of the Directors nominated for election at the 2020 annual meeting of stockholders were present at such meeting.

Meetings of Non-Employee Directors
Non-employee Directors (consisting of all Directors other than Mr. Lichtenstein and Ms. Drake), all of whom are independent, meet in executive session as part of each regularly scheduled Board meeting. The presiding Director position at each such executive session is rotated in alphabetical order among the non-employee Directors.

Board Leadership Structure
The Company’s Certificate of Incorporation, Bylaws and corporate governance guidelines provide the Board flexibility to choose the most suitable leadership structure. At least annually, as part of the Board’s self-evaluation process, the Board evaluates the Company’s leadership structure to confirm that it provides the optimal structure for the Company and its stockholders.
In February 2007, the Board made a decision to separate the positions of Chairman of the Board from CEO and President. Prior to February 2007, the position of Chairman of the Board and the position of CEO and President were historically held by the same person.
In June 2016, the Board decided to create an Executive Chairman of the Board (“Executive Chairman”) role. Currently, Warren Lichtenstein is our Executive Chairman and Eileen Drake is our CEO and President. We believe this structure is the most advantageous for the Company at this time as Mr. Lichtenstein’s financial acumen, knowledge of the Company and business contacts are valuable as an executive in a management capacity and complement Ms. Drake’s considerable operational experience in the aerospace and defense industry.
Pursuant to the Company’s corporate governance guidelines, the duties of the Executive Chairman include, among other things, supporting the CEO and President in implementing and executing Company strategy.
Besides Mr. Lichtenstein and Ms. Drake, all of the Company’s Directors are independent, including the chair and all members of each of the Company’s Audit Committee, Corporate Governance & Nominating Committee and Organization & Compensation Committee. While the Board has not formally appointed a lead independent Director, the Board believes that the current composition of the Board and the functioning of the independent Directors effectively maintain oversight of the Company’s management. However, the Board recognizes that there is no single, generally accepted approach to providing corporate leadership, and the Company’s leadership structure may change in the future as circumstances warrant.

Board Role in Risk Oversight
Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of stockholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management.
To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Company’s Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Company’s Board receives frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.
The Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees.
•The Audit Committee periodically reviews and discusses with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management including discussion of the Company’s major financial and compliance risk exposures and the steps management has taken to monitor and control such exposures, as well as risks related to matters including the financial statements and financial reporting process, compliance, and information technology and cybersecurity. The Audit Committee also reviews and assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including the effectiveness of the Company’s corporate Ethics and Compliance Program.
•The Organization & Compensation Committee helps the Board identify the Company’s exposure to any risks potentially created by our compensation programs and practices.
•The Corporate Governance & Nominating Committee periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company.

Each of these committees is required to regularly report on its actions and to make recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function. The Board retains oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends and capital structure, as well as risks related to safety, health and environmental issues.
The Organization & Compensation Committee believes that the Company’s compensation policies and practices are structured to discourage inappropriate risk taking by our executives and that none of the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Company believes that its compensation plans effectively balance risk and reward and are generally uniform in design and operation throughout the Company.

Determination of Independence of Directors
The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders.
In making its assessment of independence, the Board:
•Considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation, or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others;
•The Board also considers whether a Director was an employee of the Company within the last three years;
•The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” Director, including those set forth in pertinent listing standards of the New York Stock Exchange (“NYSE”) as in effect from time to time.
The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each of the Board’s current Directors and nominees for Director, other than Mr. Lichtenstein and Ms. Drake, have no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company and are “independent” under the NYSE listing standards.

Board Committees
The Board maintains three standing committees: the Audit Committee; the Corporate Governance & Nominating Committee; and the Organization & Compensation Committee. Assignments to, and chairs of, the standing committees are recommended by the Corporate Governance & Nominating Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s website at www.AerojetRocketdyne.com and are available in print to any stockholder or interested party who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.
The following table provides the membership of each standing committee of the Board in 2020:

Name	Audit	Corporate Governance & Nominating	Organization & Compensation
Kevin P. Chilton			C
Thomas A. Corcoran		C	M
James R. Henderson	C	M
Lance W. Lord	M		M
Martin Turchin	M	M
M = Committee Member C = Committee Chairman

Following are the descriptions of each of the three standing committees and the number of meetings held by each in 2020:

Audit Committee	Number of meetings in 2020: 8
Roles and Responsibilities
•reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors;
•reviews the Company’s disclosure of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and annual audited and quarterly financial statements with management and with the Company’s independent auditors and recommends to the Board to include the financial statements in the Company’s Annual Reports on Form 10-K or the Company’s Quarterly Reports on Form 10-Q, as applicable;
•approves in advance all audit and permitted non-audit services to be provided by the independent auditors;
•reviews and considers matters that may have a bearing upon continuing audit or independence; prepares the report of the Audit Committee to be included in the Company’s Proxy Statement;
•appoints and terminates the independent auditors of the Company;
•reviews and evaluates the scope and appropriateness of the Company’s internal audit function, internal audit plans and system of internal controls;
•reviews and evaluates with management and independent auditors their judgment about the Company’s selection or application of accounting principles, practices and financial reporting;
•receives periodic reports from management, legal counsel, the Company’s corporate Ethics and Compliance Office and third parties as determined by the Committee;
•reviews and oversees the Company’s compliance with legal and regulatory requirements, including the effectiveness of the Company’s corporate Ethics and Compliance Program; and
•reviews with management and independent auditors legal, environmental, health, safety and regulatory matters, including Company policies and compliance performance.
The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Henderson is an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.

Corporate Governance & Nominating Committee	Number of meetings in 2020: 3
Roles and Responsibilities
•periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the Chairman of the Board), the structure and function of Board committees and the retirement policy of Directors;
•assists in identifying, screening and recommending to the Board qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by stockholders;
•periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company;
•reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; and
•reviews and advises the Board regarding environmental, social and governance (“ESG”) matters.
The Board has determined that each member of the Corporate Governance & Nominating Committee meets all applicable independence requirements under the NYSE listing standards.

Organization & Compensation Committee	Number of meetings in 2020: 12
Roles and Responsibilities
•reviews and approves the total compensation of the CEO and President and the Executive Chairman;
•administers the Company’s deferred compensation plan, the Aerojet Rocketdyne 2019 Equity and Performance Incentive Plan (the “2019 Incentive Plan”) and the Aerojet Rocketdyne 2018 Equity and Performance Incentive Plan (the “2018 Incentive Plan”);
•periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the CEO and President;
•monitors executive development and succession planning;
•reviews the effectiveness and performance of senior management, and reviews and makes recommendations to the Board concerning the appointment and removal of officers;
•periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning proposed major changes, as appropriate;
•annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board;
•approves, and in some cases recommends to the Board for approval, the compensation of executive officers of the Company, although the Organization & Compensation Committee delegates to the CEO and President the right to establish the salaries and annual incentive compensation of the other officers of the Company; and
•periodically reviews and makes recommendations to the Board regarding the compensation and benefits for Directors.
The Board has determined that each member of the Organization & Compensation Committee meets all applicable independence requirements under the NYSE and the Securities and Exchange Commission (the “SEC”) listing standards. In making its determination, the Board considered all factors specifically relevant to determining whether a Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of an Organization & Compensation Committee member, including but not limited to, (i) the source of the Director’s compensation, including any consulting, advisory or other compensatory fees paid by the Company; and (ii) whether the Director has an affiliate relationship with the Company.
From time to time, the Board forms special committees to address specific matters.

Director Nominations
The Corporate Governance & Nominating Committee identifies potential Director candidates through a variety of means, including recommendations from members of the Corporate Governance & Nominating Committee, the Board, management and stockholders. The Corporate Governance & Nominating Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance & Nominating Committee will consider nominations submitted by stockholders. A stockholder who would like to recommend a nominee should write to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. Any such recommendation must meet all of the requirements contained in the Bylaws and include (i) all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Section 14(a) of the Exchange Act; and (ii) the candidate’s signed consent to be named in the Proxy Statement as a nominee and to serve as a Director if elected.
Such nominations must be received by the Chairman of the Corporate Governance & Nominating Committee no later than the close of business on February 5, 2022, nor earlier than the close of business on January 6, 2022.

The Company’s Bylaws contain advance notice provisions that a stockholder must follow if he, she or it intends to make a director nomination before a meeting of stockholders. These advance notice provisions provide, among other things that:
•for an annual meeting of stockholders, written notice of a stockholder’s intention to make business proposals or nominate persons for election to the Board must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. If an annual meeting of stockholders is held more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered (i) not earlier than one hundred twenty (120) days prior to such annual meeting; and (ii) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting; and
•if the Company has called a special meeting for the purpose of electing one or more directors to the Board, written notice of a stockholder’s intention to nominate persons for election to the Board before such special meeting must be delivered to the Company (i) not earlier than the one hundred twentieth (120th) day; and (ii) not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
The Corporate Governance & Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. Although the Corporate Governance & Nominating Committee does not have a formal diversity policy relating to the identification and evaluation of nominees, the Corporate Governance & Nominating Committee, in addition to reviewing a candidate’s qualifications and experience in light of the needs of the Board and the Company at that time, reviews candidates in the context of the current composition of the Board and the evolving needs of the Company’s businesses. The Board assesses its effectiveness in this regard during its annual Board evaluation process.

Communications with Directors
Stockholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation
The Organization & Compensation Committee is composed entirely of non-employee independent Directors. As of December 31, 2020, the members of the Organization & Compensation Committee included Kevin P. Chilton (Chairman), Thomas A. Corcoran and Lance W. Lord. All non-employee independent Directors on the Organization & Compensation Committee participate in decisions regarding the compensation of the CEO and President. None of the Company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Organization & Compensation Committee. In addition, none of the Company’s executive officers serve as a member of the Organization & Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board.
Corporate Responsibility
Aerojet Rocketdyne aspires to operate responsibly, and in 2021, we published our inaugural ESG Report highlighting our initiatives to further the ESG matters that impact our people, operations and communities. The report, as well as other information regarding our ESG efforts, is available on the Company website at https://ir.aerojetrocketdyne.com/static-files/3b891149-b775-4f62-8634-8c85585e94d4.

DIRECTOR COMPENSATION
The compensation of the Company’s non-employee Directors is determined by the Board upon the recommendations made by the Organization & Compensation Committee. The Director compensation program for non-employee Directors was established by the Company after evaluation of the recommendations by Korn Ferry (formerly “Korn Ferry Hay Group”), the company that was retained by the Organization & Compensation Committee as outside consultants to assess the overall compensation structure for its non-employee Directors. Specifically, the Organization & Compensation Committee requested that Korn Ferry measure the Company’s Director compensation (in total and by pay component) against similarly sized U.S. companies in the aerospace and defense industry based on information disclosed in recent SEC filings, and in the broader general industry, using both proprietary compensation surveys and its knowledge of industry practices. Director pay was benchmarked at the median level and Korn Ferry recommended and the Organization & Compensation Committee approved certain changes to the Director compensation program for non-employee Directors to maintain competitiveness and aid in director recruitment. These changes were effective beginning November 15, 2017. The Director compensation program is more fully described below.

Director Compensation Components
Annual Retainer Fees and Stock Awards
Annual fees and awards under our Director compensation program for non-employee Directors are summarized below:

Component	Annual Amount ($)
Annual retainer	$70,000
Members of each of the Corporate Governance & Nominating Committee, and the Organization & Compensation Committee	7,500
Chairmen of the Corporate Governance & Nominating Committee, and the Organization & Compensation Committee*	10,000
Members of the Audit Committee	10,000
Chairman of the Audit Committee*	15,000
Members of a long-term special committee	5,000
Members of a limited purpose special committee	3,250
Annual award of restricted stock	100,000
* Committee chairmen also receive the committee membership retainer.
Non-employee Directors are given a choice to receive all such Director fees in cash or to receive all or a portion, but no less than 50%, of such fees in the form of fully vested Company Common Stock, calculated based on the closing price of the Common Stock as reported in the NYSE Composite Transactions (or if such information in such source is unavailable, a source providing similar information selected by the Company) as of the applicable Director pay date, pursuant to the 2019 Incentive Plan. If a non-employee Director elects for any year to receive all or a portion of such fees in the form of fully vested Common Stock, an additional grant of restricted shares of Common Stock will be given equal in value to 50% of the amount of fees paid in fully vested Common Stock vesting on the earlier of the Director’s retirement from service from the Board or one year from the date of grant. Non-employee Directors and the Executive Chairman also have a choice to defer all or a portion of fully vested and restricted shares of Common Stock. Distribution of deferred stock can be made in a single payment or at least two but no more than 10 annual installments, with a choice to begin distribution 30 days following retirement from the Board, on a date specified by the participant, or upon attainment of an age specified by the participating Director.
In May 2020, each non-employee Director received $100,000 worth of equity compensation pursuant to the 2019 Incentive Plan. This grant consisted of 2,587 restricted shares of Common Stock for each non-employee Director except Ms. McNiff who joined the board in August 2020. Her annual grant was pro-rated to $75,000 worth of equity compensation consisting of 1,764 restricted shares granted in August 2020. These awards vest in 50% increments on the six-month and twelve-month anniversaries of the grant date. All restricted shares of Common Stock may be voted, but ownership may not transfer until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election.
Non-employee Directors also receive 500 shares of restricted stock upon their initial election to the Board.

Other
The Aerojet Rocketdyne Foundation (the “Foundation”) matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $1,000 per calendar year. The Foundation also matched employee and Director gifts made to non-profit organizations for COVID-19 relief dollar for dollar up to $5,000 from March 1, 2020 to February 28, 2021.
Non-employee Directors may also elect to participate in the same health benefits programs at the same cost as offered to all of the Company’s employees. The Company also reimburses Directors for reasonable travel and other expenses incurred in attending Board and Committee meetings.
Equity Ownership Guidelines for Non-Employee Directors
Pursuant to the equity ownership guidelines of the Board, non-employee Directors are required to own equity in the Company in an amount equal to or greater than five times their annual retainer. In calculating the amount of equity owned by a Director, the Board looks at the value of Common Stock owned by such Director (restricted stock and stock owned outright), the value of any phantom stock owned by such Director as part of the Deferred Compensation Plan for Non-Employee Directors, if any and the value of any vested “in the money” options or SARs (i.e. market value of Company stock in excess of the strike price for the stock option or SAR). Directors have five years from the date of their election to the Board to meet the thresholds set forth in these equity ownership guidelines. The Board routinely reviews these guidelines and considers adjustments when appropriate, including adjustments for material fluctuations in the Company’s stock price.
As of December 31, 2020, all of the non-employee Directors held equity in the Company with a market value greater than required by the guidelines in place at the time or are in the transition period set forth in the guidelines and are anticipated to meet the guidelines by the end of the transition period. The following table shows the status of equity ownership for each non-employee Director as of December 31, 2020.

Name	Value of Equity Ownership*	Date of Election	Years as a Director
Kevin P. Chilton	$771,821	10/30/2018	2.2
Thomas A. Corcoran	5,561,458	09/24/2008	12.3
James R. Henderson	6,647,790	03/05/2008	12.8
Lance W. Lord	1,906,775	02/02/2015	5.9
Audrey A. McNiff	189,520	08/18/2020	0.4
Martin Turchin	6,349,663	03/05/2008	12.8
* Value is based on the stock price on December 31, 2020, of $52.85.

2020 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding compensation earned or paid to each non-employee Director who served on the Board in 2020. Employee Directors are not compensated for services as a Director.

Name	Fees Earned or Paid ($)(1)		Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Kevin P. Chilton	$87,431		$143,639	$6,000	$237,070
Thomas A. Corcoran	94,927		147,387	2,500	244,814
James R. Henderson	102,424		151,135	—	253,559
Lance W. Lord	87,427		121,734	1,000	210,161
Audrey A. McNiff	34,961		113,661	—	148,622
Martin Turchin	102,424	(4)	151,135	1,000	254,559

(1)The amounts reported in this column for each non-employee Director reflect the dollar amount of the Board and Committee fees paid in 2020. Non-employee Directors have a choice to receive all or a portion of their Director fees in fully vested Common Stock of the Company, in which the number of shares is determined by the closing price of the Common Stock as of the applicable pay date. If a Director elects to receive fees in Common Stock, an additional grant of restricted shares of Common Stock is given in an amount equal in value to 50% of the amount of fees paid in fully vested Common Stock. This additional grant is reported in the “Stock Awards” column. Non-employee Directors and the Executive Chairman also have a choice to defer all or a portion of fully vested and restricted shares of Common Stock. Distribution of deferred stock can be made in a single payment or at least two but no more than 10 annual installments, with a choice to begin distribution 30 days following retirement from the Board, on a date specified by the participant, or upon attainment of an age specified by the participating Director. The following table shows Director fees that were paid in fully vested Common Stock in 2020.

Name	Grant Date	Fully Vested Stock Awards (#)	Grant Date Fair Value ($)
Kevin P. Chilton	02/18/2020	326	$17,474
	05/15/2020	905	34,969
	08/17/2020	406	17,495
	11/16/2020	471	17,493
	Total	2,108	87,431
Thomas A. Corcoran	02/18/2020	326	17,474
	05/15/2020	1,099	42,465
	08/17/2020	406	17,495
	11/16/2020	471	17,493
	Total	2,302	94,927
James R. Henderson	02/18/2020	326	17,474
	05/15/2020	1,293	49,962
	08/17/2020	406	17,495
	11/16/2020	471	17,493
	Total	2,496	102,424
Lance W. Lord	02/18/2020	163	8,737
	05/15/2020	452	17,465
	08/17/2020	203	8,747
	11/16/2020	235	8,728
	Total	1,053	43,677
Audrey A. McNiff	08/18/2020	411	17,468
	11/16/2020	471	17,493
	Total	882	34,961
Martin Turchin	02/18/2020	326	17,474
	05/15/2020	1,293	49,962
	08/17/2020	406	17,495
	11/16/2020	471	17,493
	Total	2,496	102,424

(2)The amounts reported in these columns for each non-employee Director reflect the grant date fair value of stock awards in 2020. A discussion of the assumptions used in calculating these values may be found in Note 9(e) in the audited financial statements in the Company’s 2020 Annual Report. The following table shows each grant of restricted shares of Common Stock granted during 2020 to each non-employee Director who served as a Director in 2020, and the aggregate grant date fair value for each award.

Name	Grant Date	Stock Awards (#)		Grant Date Fair Value ($)
Kevin P. Chilton	02/18/2020	163	(A)	$8,737
	05/15/2020	2,587	(B)	99,962
	05/15/2020	452	(A)	17,465
	08/17/2020	203	(A)	8,747
	11/16/2020	235	(A)	8,728
	Total	3,640		143,639
Thomas A. Corcoran	02/18/2020	163	(A)	8,737
	05/15/2020	2,587	(B)	99,962
	05/15/2020	549	(A)	21,213
	08/17/2020	203	(A)	8,747
	11/16/2020	235	(A)	8,728
	Total	3,737		147,387
James R. Henderson	02/18/2020	163	(A)	8,737
	05/15/2020	2,587	(B)	99,962
	05/15/2020	646	(A)	24,961
	08/17/2020	203	(A)	8,747
	11/16/2020	235	(A)	8,728
	Total	3,834		151,135
Lance W. Lord	02/18/2020	81	(A)	4,342
	05/15/2020	2,587	(B)	99,962
	05/15/2020	226	(A)	8,733
	08/17/2020	101	(A)	4,352
	11/16/2020	117	(A)	4,345
	Total	3,112		121,734
Audrey A. McNiff	08/18/2020	1,764	(B)	74,970
	08/18/2020	205	(A)	8,713
	08/18/2020	500	(C)	21,250
	11/16/2020	235	(A)	8,728
	Total	2,704		113,661
Martin Turchin	02/18/2020	163	(A)	8,737
	05/15/2020	2,587	(B)	99,962
	05/15/2020	646	(A)	24,961
	08/17/2020	203	(A)	8,747
	11/16/2020	235	(A)	8,728
	Total	3,834		151,135
(A)These shares vest on the earlier of the Director’s retirement from the Board or the one year anniversary of the grant date.
(B)These equity awards vest in 50% increments on the six-month and twelve-month anniversaries of the grant date.
(C)This award vests three years from the grant date on August 18, 2023.

(3)The following table shows the amount of unvested stock awards and outstanding and unexercised SARs awards as of December 31, 2020, for each non-employee Director who served as a Director in 2020.

Name	Unvested Stock Awards	Outstanding and Unexercised SARs and Stock Options
Kevin P. Chilton	2,847	—
Thomas A. Corcoran	2,444	—
James R. Henderson	2,541	—
Lance W. Lord	1,819	—
Audrey A. McNiff	1,824	—
Martin Turchin	2,541	—
(4)This amount includes $15,000 as annual director compensation for Mr. Turchin’s continued advisory services to Easton Development Company, LLC and its related transactions on behalf of the Company’s Board of Directors, which amount is reviewed and approved annually.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners
The following table presents beneficial owners of more than 5% of the 80,038,681 shares of the Common Stock outstanding as of March 11, 2021, based on reports on Schedule 13D and Schedule 13G filed with the SEC on or prior to March 11, 2021.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	11,777,608	(1)	14.7%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	7,562,373	(2)	9.4%
GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580	5,616,773	(3)	7.0%
Steel Partners Holdings L.P. 590 Madison Avenue, 32nd Floor, New York, NY 10022	4,180,997	(4)	5.2%
(1)BlackRock, Inc. reported sole voting power with respect to 11,682,386 shares and sole dispositive power with respect to 11,777,608 shares. The foregoing information is according to Amendment No. 11 to a Schedule 13G dated February 4, 2021, and filed with the SEC on February 5, 2021.
(2)The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 163,176 shares, sole dispositive power with respect to 7,345,491 shares, and shared dispositive power with respect to 216,882 shares. The foregoing information is according to Amendment No. 3 to a Schedule 13G dated February 8, 2021, and filed with the SEC on February 10, 2021.
(3)Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., Associated Capital Group, Inc., MJG Associates, Inc. and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 1,860,968 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 2,780,226 shares and sole dispositive power with respect to 2,967,126 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 679,556 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 10,600 shares. Gabelli & Company Investment Advisers, Inc. reported sole voting power and sole dispositive power with respect to 44,923 shares. MJG Associates, Inc. reported sole voting power and sole dispositive power with respect to 23,500 shares, Gabelli Foundation, Inc. reported sole voting power and sole dispositive power with respect to 4,800 shares. Associated Capital Group, Inc. reported sole voting power and sole dispositive power with respect to 3,800 shares. GAMCO Investors, Inc. reported sole voting power and sole dispositive power with respect to 20,000 shares. Mario J. Gabelli reported sole voting power and sole dispositive power with respect to 1,500 shares. All of the foregoing information is according to Amendment No. 57 to a Schedule 13D dated March 9, 2021 and filed with the SEC on March 10, 2021, and is inclusive of an aggregate amount of 146,156 shares issuable upon the conversion of the Company’s 2.25% Convertible Senior Notes held by the reporting entities.
(4)Consists of shares owned directly by Steel Excel. SPH Group Holdings LLC (“SPHG Holdings”) owns 100% of the outstanding shares of common stock of Steel Excel. SPLP owns 99% of the membership interests of SPH Group LLC (“SPHG”). SPHG is the sole member of SPHG Holdings. Steel Partners Holdings GP Inc. (“Steel Partners GP”) is the general partner of SPLP, the managing member of SPHG and the manager of SPHG Holdings. By virtue of these relationships, each of SPLP, SPHG and Steel Holdings GP may be deemed to beneficially own the shares owned directly by Steel Excel. Each of the foregoing may be deemed to have shared voting and dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 24 to a Schedule 13D dated December 26, 2017, and filed with the SEC on December 26, 2017.

Security Ownership of Officers and Directors
The following table lists share ownership of Common Stock by the Company’s current Directors, nominees and executive officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect ownership as of March 11, 2021.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Non-Employee Directors and the Executive Chairman
Kevin P. Chilton(3)	15,106	*
Thomas A. Corcoran(4)	105,733	*
James R. Henderson(5)	126,288	*
Warren G. Lichtenstein(6)	789,391	*
Lance W. Lord(3)	36,581	*
Audrey A. McNiff(7)	4,088	*
Martin Turchin(8)	120,647	*
Executive Officers
Eileen P. Drake(9)	393,718	*
Amy L. Gowder	10,154	*
Daniel L. Boehle	33,127	*
Arjun L. Kampani	64,923	*
All Current Directors and Executive Officers as a group (12 persons)	1,777,039	2.2%
* Less than 1.0%
(1)Includes restricted shares granted under the 1999 Equity and Performance Incentive Plan, the 2009 Equity and Performance Incentive Plan, the 2018 Incentive Plan, the 2019 Incentive Plan and shares owned outright.
(2)Includes shares issuable upon the exercise of stock options that may be exercised within 60 days after March 11, 2021, for all current Directors and executive officers as a group — 11,610 shares.
(3)These shares are held in the name of the Rabbi Trust.
(4)Includes 101,962 shares held in the Thomas A. Corcoran TTEE U/A DTD 07/16/2001.
(5)Includes 78,181 shares held in the name of the Rabbi Trust.
(6)Includes 520,892 shares held in the name of the Rabbi Trust and 60,546 shares held through Steel Partners, Ltd. (“SPL”). Mr. Lichtenstein, as the CEO and sole director of SPL, may be deemed to beneficially own the shares of Common Stock owned directly by SPL. Mr. Lichtenstein disclaims beneficial ownership of such shares owned by SPL except to the extent of his pecuniary interest therein.
(7)Includes 3,586 shares held in the name of the Rabbi Trust.
(8)Includes 6,832 shares held in the name of the Rabbi Trust, 7,500 shares held in the name of Martin Turchin IRA Rollover, 3,000 shares held in the name of Peter Turchin Trust, 1,000 shares held in the name of Coulter Turchin Trust and 1,000 shares held in the name of Tyler Turchin Trust.
(9)Includes 218,181 shares held in the EPD 2018 Trust dated August 7, 2018.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2020.

Code of Ethics and Corporate Governance Guidelines
The Company has adopted a code of ethics known as the Aerojet Rocketdyne Code of Conduct Manual that applies to the Company’s employees including the principal executive officer and principal financial officer, as well as Directors. Amendments to the Aerojet Rocketdyne Code of Conduct Manual and any grant of a waiver from the provision of the Aerojet Rocketdyne Code of Conduct Manual requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.AerojetRocketdyne.com within four business days following the amendment or waiver. Copies of the Aerojet Rocketdyne Code of Conduct Manual and the Company’s Corporate Governance Guidelines are also available on the Company’s website at www.AerojetRocketdyne.com/corporate-governance (copies are available in print to any stockholder or other interested person who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245).

Related Person Transaction Policy
The Company has a written policy for the review of transactions in which the Company is a participant, the amount exceeds $120,000, and in which the Company’s 5% or more stockholders, or any of the Company’s Directors or executive officers, or their immediate family members, had a direct or indirect material interest (a “Related Party Transaction”). Pursuant to such policy, any Related Party Transaction must be in the best interest of the Company and its stockholders and upon terms no less favorable to the Company than if such Related Party Transaction was with an unaffiliated third party. The Company’s Audit Committee is responsible for approving any such Related Party Transactions and the Company’s General Counsel and Corporate Secretary is responsible for maintaining a list of all existing Related Party Transactions.
Warren G. Lichtenstein, the Executive Chairman of the Company is also the Executive Chairman of SPLP and the CEO of Steel Partners Ltd. (“SPL”). The Company received services of $0.1 million for 2020 and $1.1 million in 2019 from SPLP and SPL, which primarily included administrative services and the use of an aircraft for business travel. As of December 31, 2020 and 2019, the Company had liabilities due to such entities of $0.1 million and $0.1 million, respectively.
Lucas-Milhaupt, Inc., an indirect wholly-owned subsidiary of SPLP, sold $0.3 million in raw materials to the Company for the manufacture of its products in 2019.
GAMCO Investors, Inc. (“GAMCO”) owned 8% and 9% of the Company’s Common Stock at December 31, 2020 and 2019, respectively. The Company received services of $0.8 million and $1.0 million in 2020 and 2019, respectively from GAMCO for investment management fees of the Company’s defined benefit pension plan assets.
BlackRock, Inc. (“BlackRock”) owned 15% of the Company’s Common Stock at both December 31, 2020 and 2019. The Company invests in money market funds managed by BlackRock.
The Vanguard Group, Inc. (“Vanguard”) owned 10% and 11% of the Company’s Common Stock at December 31, 2020 and 2019, respectively. Certain of the investment alternatives offered through the Company’s 401(k) savings plan include funds managed by Vanguard.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each year, the Audit Committee reviews the Company's consolidated financial statements, internal control over financial reporting, audit matters and reports from management. In connection with these reviews, the Audit Committee meets with management and the independent public accountants (PricewaterhouseCoopers LLP (“PwC”)) at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, internal auditors, management personnel and legal counsel.
As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the nature and type of their services; approving their audit and non-audit services; reviewing the plan for and results of the annual integrated audit and quarterly reviews of the Company's consolidated financial statements; and confirming their independence. The Audit Committee has evaluated PwC's qualifications, performance and independence, including that of the lead audit partner. The Audit Committee and senior financial management determine the selection of the lead audit partner, working with PwC. As part of the engagement process, the Audit Committee considers whether to rotate the independent public accountants. Although the Audit Committee has the sole authority to appoint the independent public accountants, the Audit Committee will continue its longstanding practice of recommending that the Board ask the stockholders to ratify the appointment of the independent public accountants at the Annual Meeting.
In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of the Company's internal control over financial reporting. Together with senior members of the Company's management team, the Audit Committee reviews the plans of the internal auditors, the results of internal audit examinations and evaluations by management and the Company's independent public accountants of the Company's internal control over financial reporting and the quality of the Company's financial reporting. As part of this process, the Audit Committee monitors the scope and adequacy of the Company's internal auditing program, including reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly unaudited and annual audited consolidated financial statements with management, the internal auditors and the independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the consolidated financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. PwC is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company's consolidated financial statements. In addition, the Audit Committee reviewed and discussed with PwC matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letters from PwC to the Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence. The Audit Committee concluded that PwC is independent from the Company and its management.
The Audit Committee met eight times during 2020.
In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the 2020

Annual Report for filing with the SEC. The Audit Committee appointed PwC as the Company’s independent registered public accounting firm for 2021.
Submitted by the Audit Committee,
James R. Henderson, Chairman
Lance W. Lord
Martin Turchin
March 18, 2021

ORGANIZATION & COMPENSATION COMMITTEE REPORT
The Organization & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Organization & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the 2020 Annual Report. The Board has approved that recommendation.
The Organization & Compensation Committee met 12 times during 2020.
Submitted by the Organization & Compensation Committee,
Kevin Chilton, Chairman
Thomas A. Corcoran
Lance W. Lord
March 18, 2021

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following information is given as of December 31, 2020.

Name	Other Business Experience
Warren G. Lichtenstein Executive Chairman (since June 2016) Age: 55	Chairman March 2013 – June 2016 (Director since 2008); Executive Chairman of Steel Partners Holdings GP Inc., the general partner of SPLP February 2013 – Present; Chairman and CEO of general partner of SPLP July 2009 – February 2013; Chairman, Handy & Harman Ltd. (formerly known as WHX Corporation) July 2005 – Present; Executive Chairman, Steel Connect, Inc. June 2016 – Present; Interim CEO, Steel Connect, Inc. March 2016 – June 2016; Chairman, Steel Connect, Inc. March 2013 – June 2016. Chairman Steel Excel May 2011 – Present (director since 2010); Director SLI March 2010 – Present; Director (formerly Chairman) SLI January 2002 – May 2008; CEO SLI February 2002 – August 2005.

Eileen P. Drake Chief Executive Officer and President (since June 2015) Age: 54	Chief Operating Officer March 2015 – June 2015; Director, Woodward, Inc. February 2017 – Present; President of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business, UTC 2012 – 2015; Vice President (“VP”) of Operations, UTC 2009 – 2012; VP of Quality, Environmental Health & Safety, and Achieving Competitive Excellence, UTC 2003 – 2009; Product Line Manager and Plant Manager, Ford Motor Company 1996 – 2003; United States Army 1989 – 1996.

Amy L. Gowder Chief Operating Officer (since May 2020) Age: 45	Employed by Lockheed Martin from 2005 – 2020 with recent positions including: VP and General Manager of Lockheed’s Training and Logistics Solutions 2017 – 2020; VP of Supply Chain Management of Lockheed Martin Aeronautics 2015 – 2016, VP and General Manager of the Kelly Aviation Center 2012 – 2015.;Consulting services at Accenture PLC focusing on supply chain management 1998 – 2005.

Daniel L. Boehle Chief Financial Officer (since August 2020) Age: 48	VP, Controller 2017 – 2020; Employed by Northrop Grumman Corporation from 2001 – 2017 with positions including: Director of Aerospace Systems Sector Financial Planning, Reporting and Analysis 2013 – 2017, Director, Corporate Internal Audit 2012 – 2013, Director, Corporate Assistant Controller 2008 – 2012, and Manager, Financial Reporting 2001 – 2008. Financial Assurance services at KPMG LLP focusing on audits of various publicly held companies 1994 – 2001.

Name	Other Business Experience

John D. Schumacher Senior Vice President, Washington Operations and Communications (since September 2019) Age: 66	SVP, Washington Operations August 2018 – September 2019; VP, Washington Operations June 2015 – August 2018; VP, Business Relations April 2013 – June 2015; President, Aerojet Rocketdyne Foundation since October 2013; President, Astrium Americas and VP, Space, EADS North America April 2011 – April 2013; VP, Washington Operations, Aerojet May 2006 – April 2011; Director, Whitney, Bradley & Brown Consulting September 2005 – May 2006; Chief of Staff, National Aeronautics and Space Administration (“NASA”) May 2003 – September 2005; Associate Administrator for External Relations, NASA 1994 – 2003; Deputy Associate Administrator, NASA 1990 – 1994; Advisor to the Administrator, NASA 1989 – 1990; Associate, Rogers & Wells, NY, 1987– 1989; Captain, Naval Reserve 1984 – 2006; Active Duty U.S. Navy 1972 – 1984.

Arjun L. Kampani Senior Vice President, General Counsel and Secretary (since May 2020) Age: 49	VP, General Counsel and Secretary 2016 – 2020; VP, General Counsel and Corporate Secretary, General Dynamics Land Systems, Inc. 2010 – 2016; Director & Assistant General Counsel, Mergers and Acquisitions, General Dynamics Corporation 2006 – 2009; Assistant General Counsel and Assistant Corporate Secretary, Anteon International Corporation 2004 – 2006; Attorney, Business and Finance Department, Thelen Reid & Priest, LLP 1999 – 2004.

PROPOSAL 2: ADVISORY VOTE TO APPROVE AEROJET ROCKETDYNE’S EXECUTIVE COMPENSATION
As we do each year, pursuant to Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Unless the Company modifies its policy on the frequency of advisory votes to approve executive compensation, it is expected that the next such vote will occur at the 2022 Annual Meeting of Stockholders.
As described in the Compensation Discussion and Analysis, the Company’s executive compensation program is designed to support our business goals and promote both short-term and long-term growth and directly link pay to performance. The compensation program for executive officers has historically consisted of the following principal elements: short-term compensation, including base salaries and annual cash incentive awards; long-term equity incentive awards, including restricted stock, stock options and cash-settled SARs; and in-service and post-retirement/employment benefits.
We are asking stockholders to indicate their support for the compensation of the executive officers named in the “Summary Compensation Table” included in this Proxy Statement (referred to as the “named executive officers” or “NEOs”). This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Organization & Compensation Committee or our Board. The Board and the Organization & Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Organization & Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter is necessary to approve this proposal. Broker non-votes will not be counted as entitled to vote on the subject matter of this proposal and will have no effect on the outcome of the vote. Abstentions will have the same effect as a vote against this proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

The Board unanimously recommends a vote FOR the advisory approval of Aerojet Rocketdyne’s executive compensation.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

2020 Named Executive Officers
Warren G. Lichtenstein	Executive Chairman
Eileen P. Drake	Chief Executive Officer and President
Amy L. Gowder	Chief Operating Officer
Daniel L. Boehle	Chief Financial Officer
Arjun L. Kampani	Senior Vice President, General Counsel and Secretary
Paul R. Lundstrom	Former Vice President, Chief Financial Officer

Executive Summary
Our compensation program is designed to link pay and performance, reward the achievement of our business goals, and incentivize sustainable growth by aligning the financial interests of our executive team with the long-term interests of our stockholders.
The overall objectives of our compensation program are as follows:

Competitive Compensation – attract, reward and retain an effective leadership team by providing market competitive compensation to executive officers and key personnel relative to the Company’s size, complexity, business model and the markets we serve
Retention Incentives – ensure leadership continuity and retain the leadership team through a combination of fixed and at-risk compensation that balances reliability and upside potential
Performance Incentives – utilize incentive plan metrics and equity vehicles in a balanced framework that drives growth and encourages sound long-term planning
Stockholder Alignment – foster an ownership philosophy amongst the leadership team by providing equity awards and maintaining executive stock ownership guidelines that require executives to view Company performance from a stockholder’s perspective

In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our NEOs, including how the Company’s financial performance influences their pay. The following NEOs are included in this Proxy Statement:
•Ms. Drake is included as the Company’s current Principal Executive Officer (“PEO”).
•Mr. Boehle is included as the Company’s current Principal Financial Officer (“PFO”).
•Messrs. Lichtenstein, Kampani and Ms. Gowder are included as the three most highly compensated Section 16 officers other than the PEO and PFO.
•Mr. Lundstrom is included as the Company’s former PFO.
The Organization & Compensation Committee of our Board has established a pay for performance philosophy and rigorous goal setting process for our executive compensation program. Our 2020 strategic goals remained consistent with prior years and were focused on financial performance. The Organization & Compensation Committee utilized the following measures for our NEOs’ (other than the Executive Chairman, who is compensated separately as discussed in further detail on page 40) 2020 annual incentive plan:
•Adjusted earnings before interest, taxes, depreciation, amortization and pension expense* (“EBITDAP”);
•Cash flow from operations;
•Aerojet Rocketdyne bookings; and
•Certain other goals that include individual performance and accomplishments of each NEO.
The Organization & Compensation Committee granted NEOs (other than the Executive Chairman) equity in 2020 in the form of performance-based restricted stock units (“RSUs”) (75%) and time-based RSUs (25%). The performance-based RSUs will vest subject to achievement of performance targets for the three-year period ending December 31, 2022 with regard to adjusted EBITDAP and return on invested capital (“ROIC”) each weighted at 50%.
On February 18, 2021, we reported our financial results for 2020 which included the following highlights (Non-GAAP financial measures are identified with asterisks):

(In Millions, except percentage and per share amounts)	2020	2019
Net sales	$2,072.7	$1,981.5
Net income	137.7	141.0
Net income as a percentage of net sales	6.6%	7.1%
Adjusted Net Income (Non-GAAP measure*)	138.4	130.1
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	6.7%	6.6%
Earnings Per Share (“EPS”) - Diluted	1.66	1.69
Adjusted EPS (Non-GAAP measure*)	1.67	1.56
Adjusted EBITDAP (Non-GAAP measure*)	270.2	271.7
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	13.0%	13.7%
Cash provided by operating activities	363.8	261.2
Free cash flow (Non-GAAP measure*)	309.2	218.3
* These are Non-GAAP financial measures. For more information, see Appendix A – Use of Non-GAAP Financial Measures.
A full discussion of our executive compensation program is described in the remainder of this section.

Our Compensation Best Practices
Directly link pay and performance
Stock ownership guidelines for all executive officers
Hold annual shareholder “say on pay” vote
Clawback policy that applies to the annual incentive plan and the 2019 and 2018 Incentive Plans
No short-sales or speculative transactions of the Company’s securities

Compensation Elements for the Named Executive Officers
The compensation program for executive officers consists of the following principal elements:
•Base salaries;
•Short-term annual cash incentive awards;
•Long-term incentive awards, including RSUs and performance-based RSUs; and
•Other in-service benefits such as a 401(k) savings plan.
The Organization & Compensation Committee believes that these elements of compensation are components of a comprehensive rewards structure that reflects the long-term orientation of the Company’s businesses and rewards Company and individual performance. A description of the compensation program by element follows.
Base Salaries
Base salaries are used to provide a fixed amount of compensation for each executive’s role. Base salary increases for the CEO and President and the other NEOs must be approved by the Organization & Compensation Committee. Base salary increases for other officers of the Company must be approved by the CEO and President. Typically, the effective date of merit increases in base salaries is in March of each year. Base salary increases can also occur upon an executive’s promotion. In determining the amount of any increases in salaries, the Organization & Compensation Committee and/or CEO and President (i) evaluates the executive’s performance in the most recent year as well as the strategic importance of the executive to the Company; (ii) compares current base, target total cash and target total direct compensation with compensation for relevant executive positions set forth in peer group and survey benchmarking prepared by Korn Ferry as well as industry-specific compensation surveys; and (iii) takes into account the timing and amount of the last salary increase for each of the executives.
In 2020, the Organization & Compensation Committee approved base salary increases for the Company’s NEOs (other than the Executive Chairman) based on several factors, including each individual’s performance, sustained levels of contribution to the Company, the wage increase during the previous year, a review of the executive and a review of the senior management total compensation study conducted by Korn Ferry in 2019 on the Company’s behalf. The table below shows the base salaries of the NEOs (other than the Executive Chairman, who did not receive a base salary) for 2020 compared with 2019.

Name	2020 Base Salary	2019 Base Salary	% Increase
Eileen P. Drake	$927,000	$866,250	7.0%
Amy L. Gowder(1)	475,000	—	—%
Daniel L. Boehle(2)	475,000	321,360	47.8%
Arjun L. Kampani	414,064	386,976	7.0%
Paul R. Lundstrom	498,202	479,041	4.0%

(1)Ms. Gowder joined the Company in May 2020.
(2)Mr. Boehle initially received an increase in pay of 6% in his prior role as VP, Controller. Later in the year, he received another increase upon his promotion to CFO.
Short-term Annual Cash Incentive Awards
The primary objective of our annual cash incentive program is to drive current year performance focused on designated strategic business and financial goals, and to the extent these goals are achieved, to provide competitive realized compensation to our senior management team. To those ends, the Organization & Compensation Committee sets targets such that total cash compensation (base salary plus annual cash incentive) will be within range of the competitive market if expected performance is achieved.
In addition, our senior management annual incentive award has an individual performance component whose payout is contingent upon the attainment of individual goals as well as the attainment of the broader corporate goals at the threshold level. The Organization & Compensation Committee has discretion to increase, reduce or eliminate payments under the cash incentive program.
2020 performance targets consisted of adjusted EBITDAP*, cash flow from operations, Aerojet Rocketdyne bookings and individual goals and had a 12-month performance period. With input from our CEO and President and other senior members of the executive team, the Organization & Compensation Committee:
•sets the overall Company and individual performance objectives and corresponding performance and payout ranges for the year;
•establishes a threshold, target and maximum incentive opportunity for each executive officer; and
•measures performance and certifies award payouts for the prior year.
The Organization & Compensation Committee tailors both performance metrics and goal ranges in order to most accurately assess performance for both our business segments and the overall Company. The payout levels are subject to change every year. For 2020, our current NEOs (other than the Executive Chairman, who does not participate in the short-term annual cash incentive program) were eligible for a target payout level (as a percentage of base salary) based on their position in the Company, as set forth below:
•Eileen P. Drake, CEO and President – 100%;
•Amy L. Gowder, COO – 75%;
•Daniel L. Boehle, CFO – 75%; and
•Arjun L. Kampani, Senior VP, General Counsel and Secretary – 65%.
Each of the foregoing NEOs has the opportunity to earn up to two times his or her payout level as a percentage of base salary.

The corporate criteria for the annual cash incentives used for 2020 performance applicable to all of the NEOs (other than the Executive Chairman) were the following (Non-GAAP financial measures are identified with asterisks):

Executive Targets	Threshold Opportunity	Target Opportunity	Maximum Opportunity	Actual Performance	Actual Achievement
(Dollars in Millions)
Adjusted EBITDAP*	15.0%	30.0%	60.0%	$298.6	34.1%
Threshold — $261.5
Target — $290.6
Maximum — $348.7
Cash Flow from Operations	15.0%	30.0%	60.0%	$389.3	60.0%
Threshold — $216.9
Target — $240.9
Maximum — $289.1
Aerojet Rocketdyne Bookings	15.0%	30.0%	60.0%	$3,054.9	60.0%
Threshold — $2,277.5
Target — $2,530.6
Maximum — $3,036.7
Personal Factors	5.0%	10.0%	20.0%		17.1% to 20.0%
Threshold — 0 x multiplier
Target and Maximum — 1 x multiplier
Totals	50.0%	100.0%	200.0%		171.2% to 174.1%
* These are Non-GAAP financial measures. For more information, see Appendix A – Use of Non-GAAP Financial Measures.
•Adjusted EBITDAP: earnings before interest, taxes, depreciation, amortization and retirement benefit expense net of amounts that are recoverable under the Company’s U.S. government contracts adjusted for unusual items and Board approved modifications.
•Cash Flow from Operations: the Company’s cash provided by operating activities adjusted for Board approved modifications.
•Aerojet Rocketdyne Bookings: the amount of money to be received for a contract of our Space and Defense business unit for which funding is authorized and has been directly appropriated and contractually obligated by the customer.
•Personal Factors: assessment of overall performance related to Company goals and objectives, and demonstrated individual and leadership competencies.
Each NEO’s (other than the Executive Chairman) annual cash incentive award payouts corresponding to 2020 performance are detailed below. On February 18, 2021, the Organization & Compensation Committee approved these 2020 annual cash incentive awards which are also reported in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, which follows this Compensation Discussion and Analysis:

Name	Target Payout Level	Base Salary	Award at 100% Target Performance	Award at 200% Maximum Performance	Actual Performance Achievement Percentage(2)	Actual Payout at Achievement Percentage(3)
Eileen P. Drake	100%	$927,000	$927,000	$1,854,000	174.1%	$1,614,136
Amy L. Gowder	75%	475,000	356,250	712,500	171.2%	609,988
Daniel L. Boehle as VP, Controller(1)	50%	340,000	102,186	204,372	174.1%	177,930
Daniel L. Boehle as CFO(1)	75%	475,000	142,111	284,221	174.1%	247,450
Daniel L. Boehle Total(1)			244,297	488,593	174.1%	425,380
Arjun L. Kampani	65%	414,064	269,142	538,283	174.1%	468,643

(1)Mr. Boehle’s 2020 annual cash incentive award is calculated at a 50% target payout level through August 5, 2020 in his role as VP, Controller and 75% for the remainder of the year in his role as CFO.
(2)The Actual Performance Achievement Percentage is rounded to the nearest 10th of a percent.
(3)In order to mitigate the tax impact of Section 280G of the Code, due to the pending merger with Lockheed Martin, the Organization & Compensation Committee, after reviewing actual Company performance through November 2020, certified and approved payment of annual cash incentive awards under the 2020 Short-Term Incentive Plan (“2020 STIP”) at 150% of

target for each of the named executive officers, paid in December 2020 and the remaining amount earned was certified by the Organization & Compensation Committee and paid in 2021.
Long-Term Incentive Awards
The Company, upon the recommendation and approval of the Organization & Compensation Committee, established the Long-Term Incentive (“LTI”) vehicle mix, performance objectives and other terms of the 2020 Long-Term Incentive Program (the “2020 LTIP”) for executive officers and other eligible employees of the Company.
In 2020, RSUs were granted rather than Restricted Stock Awards for both the time-based and performance-based grants. The change brings the organization in alignment with industry practice and simplifies plan administration.
The Company places significant weight towards LTI compensation within the NEOs’ total rewards packages. Initiatives that affect the sustainable prosperity of the Company often take multiple years to come to fruition and it is therefore important to emphasize the long-term incentive plan whose time horizons reward and incentivize those initiatives that enrich the Company’s enduring value. In determining the grants of the 2020 LTIP, a 75% weighting was given toward awards which require financial performance to be valuable and a 25% weighting was given toward awards which require continued service to be valuable. LTI vehicle mix is determined by balancing shareholder alignment, line-of-sight performance, and retentive value.
•Performance-based RSUs (weighted 75%) are based on financial metrics executives directly impact and provide a clearer line-of-sight to executives than pure stock price which is affected by macroeconomic conditions and timing luck beyond the executives control.
•Time-based RSUs (weighted 25%) provide the strongest retentive value as even though they are affected by stock price, as long as the recipient stays with the Company, they are guaranteed some value.
In conjunction with the Company’s share ownership guidelines, LTI awards ensure the NEOs make decisions in the best interest of the company and its shareholders.
Grant date fair value of equity-based awards is determined in parallel with the determination of target total direct compensation provided to the NEOs and both are benchmarked against our peer group’s SEC filings and broad-based industry studies as well as being driven in part by each NEO’s performance in the past year.
Our LTI vehicles are more fully described as follows:
•Performance-based RSUs – units that represent the right to receive shares of Common Stock upon vesting. Performance-based RSUs vest over a three-year period of time based on the achievement of pre-established Company performance objectives such as Adjusted EBITDAP and ROIC performance goals. Threshold performance for both metrics is required for any payout to occur. Awards payout at 50% of target for threshold performance and 200% of target for maximum performance with linear interpolation for performance between threshold and target as well as between target and maximum. During the restricted performance period, the executives may not sell, transfer, pledge, assign or otherwise convey their RSUs. Furthermore, executives do not have voting rights with respect to their performance-based RSUs until shares of Stock settled for the RSUs have been issued by the Company. RSUs will accrue dividend equivalents (if any are made) with respect to dividends that would otherwise be paid on the shares of Stock underlying such RSUs during the period from the grant date to the date such shares of Stock are delivered. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their RSUs unless otherwise determined by the Organization & Compensation Committee.
•Time-based RSUs – units that represent the right to receive shares of Common Stock upon vesting. Time-based RSUs vest in equal annual installments over a three-year period after the grant date. During the restricted period, the executives may not sell, transfer, pledge, assign or otherwise convey their RSUs. Furthermore, executives do not have voting rights with respect to time-based RSUs until shares of Stock settled for the RSUs have been issued by the Company. RSUs will accrue dividend equivalents (if any are made) with respect to dividends that would otherwise be paid on the shares of Stock underlying such RSUs during the period from the grant date to the date such shares of Stock are delivered. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their RSUs unless otherwise determined by the Organization & Compensation Committee.
Grants were made in March of 2020. The performance-based grants are paid out in March 2023, after approval by the Organization & Compensation Committee of performance for the period ending December 31, 2022, and are primarily based on Adjusted EBITDAP and ROIC.

Actions Taken Due to Pending Merger with Lockheed Martin
The Organization & Compensation Committee consulted with Golden Parachute Tax Solutions and Jeremy L. Goldstein and Associates in order to obtain advice on how to mitigate the tax impact of Sections 280G and 4999 of the Code (the “Golden Parachute Mitigation”) and therefore approved the accelerated vesting of:
•Performance-based grants made to NEOs (other than Mr. Lichtenstein) under the 2018 Long-Term Incentive Plan (“2018 LTIP”) on February 27, 2018, that were scheduled to vest in 2021. Such grants were vested at a 150% payout level in December 2020 based on the Organization & Compensation Committee certification of results through November 2020. The actual level of achievement over the entire performance period was 171.9%. The remaining amount earned was certified by the Organization & Compensation Committee on February 18, 2021, and those additional shares vested on March 1, 2021.
•Any outstanding, time-based equity awards held by each of the Company’s NEOs (other than Mr. Lichtenstein) that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2021 became vested in December 2020.
•Any outstanding, time-based equity awards held by each of Ms. Drake and Mr. Boehle that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2022 became vested in December 2020.
In December 2020, grants of performance-based and time-based restricted shares were awarded to Ms. Drake and Mr. Boehle. These awards reflected the 2021 Long-Term Incentive Plan (the “2021 LTIP”) awards that would have ordinarily been granted in March 2021 along with the 2021 LTIP awards granted to the other NEOs. Ms. Drake and Mr. Boehle were permitted to make Section 83(b) of the Code elections with respect to these awards, with the tax withholding due in connection therewith funded through the withholding of shares subject to the awards. The net shares subject to the awards are scheduled to vest based upon continued employment and company performance through December 31, 2023.
Other Benefits
Pension Plans
The Company’s defined benefit pension and benefits restoration plans include the Aerojet Rocketdyne (GenCorp) Consolidated Pension Plan (the “Qualified Pension Plan”), a tax-qualified defined benefit plan; and the 2009 Benefits Restoration Plan for the Aerojet Rocketdyne Pension Plan (the “Pension BRP Plan”), a non-qualified defined benefit plan. The Company discontinued future benefit accruals on these plans in 2009. No employees lost their previously earned pension benefits. None of the NEOs participate in the Qualified Pension Plan or the Pension BRP Plan because their employment commenced after benefit accruals were discontinued.
401(k) Savings Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the Aerojet Rocketdyne Retirement Savings Plan, (“Savings Plan”) a 401(k) tax-qualified defined contribution savings plan which is available to all Company employees. Employees may contribute up to 50% of their eligible pay in any combination of before-tax, regular after-tax, or after-tax Roth contributions subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) limits. The Company matches 100% of the first 3% of employee contributions, and 50% of the next 3% of employee contributions for all participating employees.
401(k) Benefits Restoration Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the 2009 Benefits Restoration Plan for the Aerojet Rocketdyne 401(k) Plan (“401(k) BRP Plan”), a non-qualified, unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Company may match 401(k) BRP employee contributions to the extent that after the end of any plan year, any additional Company matching contributions that would have been made on the participant’s behalf under the Savings Plan during the plan year if: (i) the compensation deferral percentage elected under the 401(k) BRP Plan for the plan year had been applied under the Savings Plan; and (ii) the participant’s contributions under the Savings Plan were not limited by the Code limitations applicable to the Savings Plan. None of the NEOs participate in the 401(k) BRP Plan.

Employee Stock Purchase Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the Company’s Employee Stock Purchase Plan (the “ESPP”). However, no employee may participate in the ESPP if immediately after an option is granted the employee owns shares of Common Stock, including shares which the employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company. The Board may impose restrictions on eligibility and participation of employees who are officers and Directors to facilitate compliance with federal or state securities laws or foreign laws. The ESPP allows employees to purchase up to 1,000 shares of Common Stock per year (500 per semi-annual offering period) at 85% of the fair market value of the Common Stock on the purchase date on which the stock is purchased.
Severance Benefits
The Company does not have a severance plan in place for the current NEOs with the exception of Ms. Drake, who has severance provisions in her employment agreement as described on page 51. The Company has a policy for a reduction in force, pursuant to which Messrs. Boehle, Kampani, and Ms. Gowder, as well as all other employees of the Company, are eligible to participate. The policy provides for employees to continue participating in health, welfare and retirement benefit plans for a period of two months per the terms of the applicable plans and subject to all conditions thereof. Upon execution of a release, the employee is eligible to receive separation pay of five weeks’ pay plus one additional week’s pay for each full or partial year of service, with the maximum amount of separation pay being 30 weeks’ pay. In addition, with an executed release, the employee is eligible to continue participation in certain health and welfare benefits for a total period of six months from the date of reduction in force. Overlapping benefits under both the standard and enhanced benefits provisions will be inclusive in this six-month period.
The Company does have an executive change in control severance policy, which was amended on March 5, 2020 (the “Amended CIC Policy”). The Amended CIC Policy revised the definition of the term change in control to include:(a) a merger in which shareholders of the Company cease to control at least 60% of the combined voting securities of the resulting entity; and (b) a change in a majority of the members of the Board to members whose nomination was not approved by the existing members of the Board or that resulted from an actual or threatened proxy contest. The Amended CIC Policy provides certain executive officers of the Company who have been designated in writing by the Board, including all of the NEOs other than Mr. Lichtenstein and Ms. Drake, with compensation and benefits upon a termination of their employment by the Company without “cause” or by the executive for “good reason” (including due to an executive’s death or disability) within the six-month period preceding a “change in control” through the 24-month period following a “change in control” (each as defined in the Amended CIC Policy).
In the event of an applicable termination of employment, the executive shall be entitled to the following:
•lump sum payment equal to two times the executive’s annual base salary;
•prorated portion of incentive compensation under the Company’s Short-Term Incentive Plan (“STIP”) to the “termination date” (as defined in the Amended CIC Policy) based on the greater of target or actual calculated performance through that date, and full STIP payment for the prior year if unpaid as of the termination date, each based upon actual performance;
•lump sum payment equal to two times the target incentive compensation the executive could have received under the STIP for the entire year in which the termination date occurs;
•to the extent unvested, immediate full vesting of all of the executive’s equity awards with performance-based awards at the maximum value;
•continued participation in the Aerojet Rocketdyne Executive Physical Program for a period of 24 months following termination;
•payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefit premiums until the earlier of the 24-month anniversary of the termination date or when eligible for health insurance coverage through another employer; and
•outplacement services for a period of 12 months starting no later than 90 days from date of termination with a maximum value of $15,000.
Receipt of compensation and benefits under the Amended CIC Policy is contingent on the executive’s timely execution of a release in a form prescribed by the Company.

Other
The Foundation matches all employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $1,000 per calendar year per donor. The Foundation also matched employee and Director gifts made to non-profit organizations for COVID-19 relief dollar for dollar up to $5,000 from March 1, 2020 to February 28, 2021.

Compensation of the Executive Chairman
On March 3, 2020, the Company administered the 2020 compensation package for Mr. Lichtenstein with the following grants made pursuant to the Company’s 2019 Incentive Plan:
(i)17,409 time-based RSUs vesting in 1/3 increments on each of the first, second and third anniversaries of the grant date, having an aggregate grant date fair value of $875,000; and
(ii)71,240 performance-based RSUs having an aggregate grant date fair value of $2,625,000, with 1/3 to vest upon achieving a stock price of $57.80; 1/3 to vest upon achieving a stock price of $62.83; and 1/3 to vest upon achieving a stock price of $67.85; with each such vesting to occur no later than the third anniversary of the grant date and with such stock price achievements in each case determined on the basis of the 20-day volume-weighted average price of the Company’s Common Stock as reported on the NYSE.
Mr. Lichtenstein’s RSUs will become fully vested and non-forfeitable upon the occurrence of any cessation (for any reason) of his service as Executive Chairman of the Company’s Board of Directors and/or as a member of the Company’s Board of Directors, in each case, that occurs within 60 days following a change in control of the Company, or as otherwise determined by the Organization & Compensation Committee.
The Organization & Compensation Committee consulted with Korn Ferry regarding Mr. Lichtenstein’s 2021 compensation package. Korn Ferry considered his role as Executive Chairman and market data of companies of similar size and recommended a compensation package of $3,900,000. On December 19, 2020, the Board, upon the recommendation of the Organization & Compensation Committee, determined with the support of Korn Ferry that the cash compensation paid in lieu of any long-term incentive compensation for 2021 for Mr. Lichtenstein’s continued service as our Executive Chairman was reasonable.
In order to mitigate the impact of Section 280G of the Code due to the pending merger with Lockheed Martin, in December 2020 the Organization & Compensation Committee approved the following payments and benefits for Mr. Lichtenstein:
(i)Accelerated vesting of that portion of any outstanding, time-based stock option or SARs held by Mr. Lichtenstein that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2021 and 2022 and;
(ii)A cash award in the amount of $3,900,000, in lieu of any 2021 LTIP award.
A pro-rata portion of the cash award will be subject to recoupment by the Company in the event his employment with the Company terminates due to (1) resignation for any reason or (2) termination by the Company for cause (as defined in the Amended CIC Policy) prior to December 22, 2023, (based on the number of days elapsed prior to such date of termination), which recoupment obligation will lapse upon a change in control of the Company (within the meaning of the Company’s 2019 Incentive Plan).

Administration of the Executive Compensation Program
The Organization & Compensation Committee determines most matters of executive compensation and benefits, although the committee has delegated to the CEO and President the authority to establish base salaries and annual incentive compensation of the officers of the Company other than herself, including the NEOs (other than the Executive Chairman). Our CEO and President; our Executive Chairman; our CFO; our VP, Human Resources Business Partners and Labor Relations (“HRBP”); and our Chief Human Resources Officer (“CHRO”) provided input to the Organization & Compensation Committee with respect to the 2020 compensation program. The Organization & Compensation Committee reviews and approves the total compensation for the CEO and President and the other NEOs.
In assessing competitive overall compensation, the Organization & Compensation Committee engages an independent outside consulting firm to aid in the review and evaluation of the total compensation provided to the

NEOs. Since 2010, the Company has retained Korn Ferry (formerly “Korn Ferry Hay Group”) to review the design of the Company’s annual and long-term incentive programs and to assist in developing an executive compensation structure that corresponds to the Company’s internal job hierarchy and is aligned with external market practices. In performing its duties, Korn Ferry worked with senior management and the Chairman of the Organization & Compensation Committee to understand the Company’s business strategy, the competitive market for talent and the accountabilities of the executives and perceptions of the Company’s current compensation programs. Korn Ferry was also instructed to develop an executive compensation comparator group of publicly traded companies in the aerospace and defense industry. Based on the information presented by Korn Ferry and input from our CEO and President; our Executive Chairman; our CFO; our VP, HRBP; and our CHRO, the Organization & Compensation Committee exercised its business judgment in setting base NEO pay levels.
Independent Executive Compensation Consultant’s Role
Both management and the Organization & Compensation Committee retain Korn Ferry to provide objective analysis, advice and information to each of them, including competitive market data and compensation recommendations related to the CEO and President, the Executive Chairman, other senior executives and the Board. Korn Ferry served as the independent executive compensation consultant to management and to the Organization & Compensation Committee during 2020. The executive compensation consultant reports to the Chairman of the Organization & Compensation Committee and the CHRO, and has direct access to the other members of the Organization & Compensation Committee as well as senior management. The fees incurred in 2020 for compensation services provided by Korn Ferry to management and the Organization & Compensation Committee related to executive and Director compensation totaled $236,438. Additionally Korn Ferry provides other services to the Company at the request of management consisting of senior executive searches and a leadership development tool totaling $474,422. The total fees incurred for the services provided by Korn Ferry to the Company in 2020 were $710,860.
The Organization & Compensation Committee believes Korn Ferry’s other work for the Company, consisting of senior executive searches and the leadership development tool, did not raise a conflict of interest and did not impair Korn Ferry’s ability to provide independent advice to the Organization & Compensation Committee concerning executive compensation matters.
In making the overall determination of the independence of Korn Ferry and their lead advisor to the Organization & Compensation Committee, the Organization & Compensation Committee considered, among other things, the factors on independence adopted in final SEC rules and approved in NYSE listing standards.
The decisions made by the Organization & Compensation Committee are the responsibility of the Organization & Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by Korn Ferry.

Consideration of Competitive Market Data Regarding Executive Compensation
The Organization & Compensation Committee and the CEO and President used the results of the compensation study completed by Korn Ferry to determine pay for 2020. The Organization & Compensation Committee philosophy generally sets base salaries, target annual cash incentive levels and target annual long-term incentive award values for the NEOs at or below the 50th percentile of competitive market levels for comparable aerospace and defense companies. Adjustments are made to account for the executives’ experience, breadth of responsibilities, tenure in the position, individual performance and the Company’s performance overall.
The study conducted by Korn Ferry compared the Company’s executives’ total compensation against that of a comparator group of similarly sized U.S. aerospace and defense industry companies as well as broader general industry comparators found in Korn Ferry’s Executive Compensation Survey. In selecting the comparator group, Korn Ferry and the Company considered publicly traded US companies in the aerospace and defense industry, which primarily provide products, with revenues of approximately one-half to two times the Company’s revenues. The comparator group is used to assess both target and actual compensation levels of the Company’s NEOs with those of the comparator group companies.
Minor changes were made to the comparator group in 2020. Mercury Systems, Inc. and Kratos Defense & Security Solutions were added to the comparator group as both companies have a strong business fit alignment with the Company. Mercury Systems, Inc. provides sensor and safety critical mission processing subsystems for various critical aerospace, commercial aviation, defense, and intelligence programs, and it serves U.S. Government/Department of Defense (“DoD”) Contractors and U.S. Government/DoD. Kratos Defense & Security Solutions develops propulsion components, and produces warfare/missile components, and is primarily a U.S. Government/DoD Contractor.
The table below shows information for the comparator group used for benchmarking for 2020 compensation:

	(Dollars in millions)
	Fiscal 2019 Sales	Fiscal 2019 Net Income (Loss)	Market Capitalization on 12/31/2019
Company
Aerojet Rocketdyne Holdings, Inc.	$1,982	$141	$4,321

AAR Corp.	2,052	8	1,449
Barnes Group Inc.	1,491	158	2,625
BWX Technologies	1,895	245	5,000
Crane Co.	3,283	134	5,002
Cubic Corp.	1,497	40	1,274
Curtiss Wright Corp.	2,488	308	4,700
Heico Corp.	2,056	360	11,866
Hexcel Corp.	2,356	207	6,880
Kaman Corp.	762	210	1,744
Kratos Defense & Security Solutions	718	13	2,062
MOOG Inc.	2,905	180	2,833
Mercury Systems, Inc.	655	47	2,300
Teledyne Technologies Incorporated.	3,164	402	9,700
Triumph Group Inc.	3,365	(322)	1,150
Woodward Inc.	2,900	260	4,214

Policies
Executive Stock Ownership Guidelines
In order to maintain a desired level of alignment between stockholders and the Company’s executives, the Organization & Compensation Committee requires the executive officers to adhere to equity ownership guidelines. Under these guidelines, each executive officer must own equity in the Company equal or greater in aggregate market value than a designated multiple of each officer’s annual salary.
The multiples are as follows:
•Executive Chairman and CEO and President – six times CEO base salary;
•CFO, COO and General Counsel – three times base salary;
•Senior VPs – two times base salary;
•and all other VPs subject to the guidelines – one time base salary.
In calculating the amount of equity owned by an executive, the Organization & Compensation Committee looks at the value of Company stock owned by the executive which includes vested or unvested restricted stock and RSUs as well as unvested performance-based restricted shares and RSUs expected to vest based on intermediate performance, and the value of any vested “in the money” stock options or SARs (i.e. market value of stock in excess of the strike price for the stock option or SAR.) Newly appointed executives are expected to be in compliance with the ownership guidelines within five years of their appointments. Each executive is required to retain 50% of his or her net shares obtained through vesting of shares or exercising stock options until the executive is in compliance with the established guidelines. Executives must remain in compliance with the established guidelines after any sale of shares of the Company’s Common Stock.

As of December 31, 2020, all of the NEOs held equity in the Company greater in market value than required by the guidelines in place at that time. The Organization & Compensation Committee routinely reviews the guidelines and considers adjustments when appropriate. The following table shows the status of equity ownership for each current NEO as of December 31, 2020.

Name	Value of Equity Ownership*	Date of Appointment	Years as an Officer
Warren G. Lichtenstein	$44,532,626	06/24/2016	4.5
Eileen P. Drake	34,544,657	03/02/2015	5.8
Amy G. Gowder	1,582,065	05/04/2020	0.7
Daniel L. Boehle	1,766,987	08/05/2020	0.4
Arjun L. Kampani	4,616,957	04/11/2016	4.7

* Value is based on the stock price on December 31, 2020, of $52.85.
Transactions in Company Securities
The Company’s insider trading policy prohibits Directors, officers and other employees from engaging in certain short-term or speculative transactions involving the securities of the Company. Pursuant to the policy, Directors, officers and employees may not engage in short sales of the Company’s stock nor buy or sell puts, future contracts, or other forms of derivative securities relating to the Company’s securities.
Clawbacks
Both the 2020 annual incentive program, under which annual cash incentives are paid, and the 2019 and 2018 Incentive Plans include provisions for seeking the return (clawback) from participants of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated. In addition, both plans provide that the Organization & Compensation Committee must first determine that the applicable participant engaged in misconduct related to the misstatement.
Impact of Accounting Guidance for Stock-Based Compensation
The accounting standards applicable to stock-based compensation are one factor that the Company and the Organization & Compensation Committee consider in the equity vehicle mix of its long-term equity incentive programs. Other equity vehicle selection considerations include link to performance, degree of inherent upside leverage and downside risk, impact on burn rate and overhang, and the amount of attraction, retention and motivation provided to our executives and other key talent by each vehicle. The Company maintains a reasonable stock-based compensation expense level but is unconstrained by rigid limitations if business considerations dictate more liberal expense levels.
Tax Deductibility under Section 162(m)
Section 162(m) of the Code limits the amount of compensation that may be deducted by the Company for federal income tax purposes to $1,000,000 for compensation paid to our CEO and President, our CFO, and our other three most highly compensated executive officers that must be reported to stockholders under the Exchange Act (referred to as “covered employees”). Prior to the Tax Cuts and Jobs Act, “performance-based” compensation that has been approved by our stockholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to the Code’s $1,000,000 deduction limit. The 2017 tax legislation eliminated the performance-based exemption, expanded the group of “covered employees” subject to the limitations of Section 162(m) of the Code, and made “covered employee” status permanent, even after an employee’s termination of employment (including by death). While the Organization & Compensation Committee prefers compensation paid to our NEOs to be tax deductible under the Code, the Organization & Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the limitations of Section 162(m) when it determines it is necessary or appropriate to enable the Company to continue to attract, retain, reward and motivate its highly qualified executives. Therefore, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Limited Government Reimbursement of Compensation
As a government contractor, the Company is subject to the Federal Acquisition Regulation, which limits the reimbursement of costs by our government customers for senior executive compensation to a benchmark compensation cap established each year. The cap applies to all employees of the Company. Any amounts over the cap are considered unallowable and, therefore, not billed to the government.
Say on Pay
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides our stockholders with the opportunity to cast an advisory vote regarding the compensation of our NEOs. At the Annual Meeting of Stockholders of Aerojet Rocketdyne Holdings, Inc. held on May 6, 2020, 98% of the votes cast (excluding those who abstained or were broker non-votes) were in favor of the Company’s executive compensation program as described in that year’s annual Proxy Statement. After considering the outcome of this advisory vote and other relevant facts and circumstances relating to the Company’s executive pay, the Organization & Compensation Committee determined not to make any changes to our executive compensation policies as a result of the vote.

EXECUTIVE COMPENSATION TABLES

2020 SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation for each of the NEOs for years 2020, 2019, and 2018.

Name and Principal Position	Period	Salary(1)	Bonus	Stock Awards(2)		Options/SARs Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Current Executive Officers
Warren G. Lichtenstein	2020	$—	$3,900,000	$3,519,646	(5)	$—	$—	$1,000	$7,420,646
Executive Chairman	2019	—	—	1,831,136		3,926,600	—	—	5,757,736
	2018	—	—	—		—	—	—	—

Eileen P. Drake	2020	922,916	—	7,089,989	(6)	—	1,614,136	12,825	9,639,866
Chief Executive Officer and President	2019	861,808	—	4,103,870		747,133	1,534,129	12,600	7,259,540
	2018	805,788	—	2,714,218		412,494	1,589,775	12,375	5,534,650

Amy L. Gowder(10)	2020	317,885	—	1,649,945	(7)	—	609,988	84,303	2,662,121
Chief Operating Officer

Daniel L. Boehle(11)	2020	393,891	—	1,449,392	(8)	—	425,380	12,825	2,281,488
Chief Financial Officer

Arjun L. Kampani	2020	412,249	250,000	488,535	(9)	—	468,643	12,825	1,632,252
Senior Vice President, General Counsel and Secretary	2019	383,693	—	342,439		114,155	445,468	12,600	1,298,355
	2018	357,591	—	336,216		90,414	452,997	12,375	1,249,593

Former Executive Officers
Paul R. Lundstrom(12)	2020	333,319	—	—		—	—	12,825	346,144
Former Vice President, Chief Financial Officer	2019	477,411	—	718,553		239,512	718,561	13,200	2,167,237
	2018	458,299	—	748,207		172,731	665,705	12,375	2,057,317

(1)This column reflects the dollar amounts of base salary earned in each listed period.
(2)These columns represent the aggregate grant date fair value of awards granted in each of the periods presented. The grant date fair value of stock awards is computed in accordance with GAAP excluding the effect of estimated forfeitures. The grant date fair value for service-based and performance-based stock awards is equal to the closing price of our stock on the date of grant times the number of shares awarded adjusted for the probable outcome of achieving performance metrics for performance-based awards. The grant date fair value of the stock price performance-based stock award was estimated using a Monte Carlo simulation given that this award contains market-based vesting conditions. The grant date fair value of stock options and SARs was estimated using the Black-Scholes Model. A discussion of the assumptions used in calculating these values may be found in Note 9(e) in the audited financial statements in the Company’s 2020 Annual Report. A description of these awards can be found under the section entitled Long-Term Equity Incentive Awards on page 37.
(3)This column reflects annual cash incentive compensation, which is based on performance in each listed period. This annual incentive compensation is discussed further under the section entitled Short-term Annual Cash Incentive Awards on page 35.
(4)This column includes the following for 2020:

Name	Company Matching Contribution to 401(k) Plan	Company Matching Contribution to Benefits Restoration Plan- Savings Plan	Matching Gift by the Aerojet Rocketdyne Foundation	Perquisites And Other Personal Benefits(A)	Total
Warren G. Lichtenstein	$—	$—	$1,000	$—	$1,000
Eileen P. Drake	12,825	—	—	—	12,825
Amy L. Gowder	9,737	—	—	74,566	84,303
Daniel L. Boehle	12,825	—	—	—	12,825
Arjun L. Kampani	12,825	—	—	—	12,825
Paul R. Lundstrom	12,825	—	—	—	12,825

(A) The amount in the column for Ms. Gowder represents items paid by the Company or reimbursed to Ms. Gowder for relocation expenses.
(5)Mr. Lichtenstein’s stock awards compensation consists of $2,644,670 for a price performance-based restricted stock grant and $874,976 for a service-based restricted stock grant.
(6)Ms. Drake’s stock awards compensation consists of $1,688,581 for service-based restricted stock grants, $5,065,795 for performance-based restricted stock grants, and $260,550 for modifications to grants awarded in 2015 and 2019. The grant date fair value of the performance-based restricted stock grants at the maximum vesting of 200% would be $10,131,589.
(7)Ms. Gowder’s stock awards compensation consists of $937,469 for service-based restricted stock grants and $712,476 for a performance-based restricted stock grant. The grant date fair value of the performance-based restricted stock grant at the maximum vesting of 200% would be $1,424,952.
(8)Mr. Boehle’s stock awards compensation consists of $549,807 for service-based restricted stock grants and $899,585 for performance-based restricted stock grants. The grant date fair value of the performance-based restricted stock grants at the maximum vesting of 200% would be $1,799,169.
(9)Mr. Kampani’s stock awards compensation consists of $122,121 for a service-based restricted stock grant and $366,414 for a performance-based restricted stock grant. The grant date fair value of the performance-based restricted stock grant at the maximum vesting of 200% would be $732,828.
(10)Ms. Gowder’s employment with the Company began on May 4, 2020.
(11)Mr. Boehle was appointed Chief Financial Officer on August 5, 2020.
(12)Mr. Lundstrom’s employment with the Company ended August 5, 2020.

2020 GRANTS OF PLAN-BASED AWARDS
The following table provides information for each of the NEOs for 2020 annual and long-term incentive award opportunities, including the range of possible payments under equity and non-equity incentive plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options/SARs ($/Sh)	Grant Date Fair Value of Stock and Option/SARs Awards ($)
		Threshold (2)	Target	Maximum	Threshold	Target	Maximum
Current Executive Officers
Warren G. Lichtenstein
Restricted Stock	3/3/2020					71,240					$2,644,670	(3)
Restricted Stock	3/2/2020							17,409			874,976

Eileen P. Drake
Annual Incentive Award		$—	$927,000	$1,854,000
Restricted Stock	3/2/2020				23,861	47,722	95,444				2,433,345	(4)
Restricted Stock	12/22/2020				24,929	49,857	99,714				2,632,450	(5)
Restricted Stock	3/2/2020							15,907			811,098
Restricted Stock	12/22/2020							16,619			877,483
Restricted Stock Modification	8/3/2020										335,613	(6)

Amy L. Gowder
Annual Incentive Award		—	356,250	712,500
Restricted Stock	5/4/2020				8,902	17,803	35,606				712,476	(4)
Restricted Stock	5/4/2020							5,934			237,479
Restricted Stock	5/4/2020							17,491			699,990

Daniel L. Boehle
Annual Incentive Award		—	244,297	488,593
Restricted Stock	3/2/2020				1,625	3,250	6,500				165,718	(4)
Restricted Stock	12/22/2020				6,950	13,899	27,798				733,867	(5)
Restricted Stock	3/2/2020							1,083			55,222
Restricted Stock	8/7/2020							5,741			249,963
Restricted Stock	12/22/2020							4,633			244,622

Arjun L. Kampani
Annual Incentive Award		—	269,142	538,283
Restricted Stock	3/2/2020				3,593	7,186	14,372				366,414	(4)
Restricted Stock	3/2/2020							2,395			122,121

Former Executive Officers
Paul R. Lundstrom
Restricted Stock	3/2/2020				7,328	14,655	29,310				747,258	(7)
Restricted Stock	3/2/2020							4,885			249,086	(7)

(1)Reflects the possible payout amounts of non-equity incentive plan awards that could have been earned in 2020. See the 2020 Summary Compensation Table on page 45 for the amounts actually earned in 2020 and paid out in December 2020 and trued-up in the first quarter of 2021.
(2)If all financial metrics are not met at the threshold level, the annual incentive award will not be earned.
(3)Vesting of this stock price performance-based restricted stock grant is as follows: 1/3 upon attainment of a share price of $57.80; an additional 1/3 upon attainment of a share price of $62.83; and the final 1/3 upon the attainment of a share price of $67.85; with each such vesting to occur no later than March 3, 2023.
(4)Vesting of this performance-based restricted stock grant is based on adjusted EBITDAP and ROIC performance metrics for a three-year performance period ending on the last day of 2022. The grant date fair value at the maximum of 200% vesting would be $4,866,690 for Ms. Drake, $1,424,952 for Ms. Gowder, $331,435 for Mr. Boehle and $732,828 for Mr. Kampani.
(5)Vesting of this performance-based restricted stock grant is based on adjusted EBITDAP and ROIC performance metrics for a three-year performance period ending on the last day of 2023. The grant date fair value at the maximum of 200% vesting would be $5,264,899 for Ms. Drake and $1,467,734 for Mr. Boehle.

(6)This amount reflects the incremental fair value of modifications to awards granted in 2015 and 2019 and modified in 2020.
(7)These awards were cancelled upon Mr. Lundstrom’s departure from the Company and therefore not reflected in the Summary Compensation Table on page 45.

OUTSTANDING EQUITY AWARDS AT 2020 YEAR END
The following table provides information for each of the NEOs regarding outstanding stock options, SARs and stock awards held by the officers as of December 31, 2020.

Name	Option/SARs Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/ SARs Exercise Price ($)	Option/ SARs Expiration Year	Service-Based Equity Awards			Equity Incentive Plan Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Current Executive Officers
Warren G. Lichtenstein
Restricted Stock						—		$—	71,240	(2)	$3,765,034
Restricted Stock						32,772	(3)	1,732,000	—		—
Restricted Stock						17,409	(4)	920,066	—		—
SARs	200,000	—		37.25	2026

Eileen P. Drake
Restricted Stock						—		—	43,427	(5)	2,295,117
Restricted Stock						—		—	95,444	(6)	5,044,215
Restricted Stock						—		—	80,228	(7)	4,240,050
Restricted Stock						—		—	12,500	(8)	660,625
Restricted Stock						—		—	22,706	(9)	1,200,012
Restricted Stock						—		—	20,000	(10)	1,057,000
Restricted Stock						5,303	(11)	280,264	—		—
Restricted Stock						7,237	(12)	382,475	—		—
SARs	58,420	—		37.25	2026
SARs	46,768	—		27.25	2025
SARs	53,028	—		22.35	2024
SARs	13,189	—		15.98	2023

Amy L. Gowder
Restricted Stock						—		—	35,606	(6)	1,881,777
Restricted Stock						1,978	(11)	104,537	—		—

Daniel L. Boehle
Restricted Stock						—		—	12,106	(5)	639,802
Restricted Stock						—		—	6,500	(6)	343,525
Restricted Stock						—		—	4,312	(7)	227,889
Restricted Stock						—		—	2,126	(9)	112,359
Restricted Stock						2,017	(12)	106,598	—		—
Restricted Stock						1,914	(13)	101,155	—		—
Restricted Stock						361	(11)	19,079	—		—

Arjun L. Kampani
Restricted Stock						—		—	14,372	(6)	759,560
Restricted Stock						—		—	12,258	(7)	647,835
Restricted Stock						—		—	4,977	(9)	263,034
Restricted Stock						1,597	(11)	84,401	—		—
Restricted Stock						1,022	(14)	54,013	—		—
SARs	—	8,926	(15)	37.25	2026
SARs	12,310	—		27.25	2025
SARs	10,251	—		22.35	2024

Former Executive Officers
Paul R. Lundstrom(16)

(1)The market value was calculated by multiplying the number of shares by the closing market price of the Company’s Common Stock of $52.85 on December 31, 2020.
(2)Vesting of this stock price performance-based restricted stock grant is as follows: 1/3 upon attainment of a share price of $57.80; an additional 1/3 upon attainment of a share price of $62.83; and the final 1/3 upon the attainment of a share price of $67.85; with each such vesting to occur no later than March 3, 2023.
(3)This award vests in one-third increments on February 28th of each year, becoming fully vested in 2022.
(4)This award vests in one-third increments on March 3rd of each year, becoming fully vested in 2023.

(5)The vesting date for these performance-based restricted stock awards is on or about February 28, 2024, subject to approval by the Organization & Compensation Committee. These awards will only vest if performance targets are met through December 31, 2023. These awards were granted net of 56,287 shares for Ms. Drake and 15,692 shares for Mr. Boehle relinquished to pay withholding taxes payable in connection with an election made pursuant to Section 83(b) of the Code.
(6)The vesting date for these performance-based restricted stock awards is on or about February 28, 2023, subject to approval by the Organization & Compensation Committee. These awards will only vest if performance targets are met through December 31, 2022.
(7)The vesting date for these performance-based restricted stock awards is on or about February 28, 2022, subject to approval by the Organization & Compensation Committee. These awards will only vest if performance targets are met through December 31, 2021.
(8)These shares will vest when the individual performance goals are met, if met before February 28, 2022.
(9)The vesting date for these performance-based restricted stock awards was February 18, 2021. Performance targets were met through December 31, 2020, resulting in grants vesting at 171.9%.
(10)These shares will vest when the individual performance goals are met, if met before November 18, 2021.
(11)These awards vest in one-third increments on March 2nd of each year, becoming fully vested in 2023.
(12)These awards vest in one-third increments on December 22nd of each year, becoming fully vested in 2023. These awards were granted net of 9,382 shares for Ms. Drake and 2,616 shares for Mr. Boehle relinquished to pay withholding taxes payable in connection with an election made pursuant to Section 83(b) of the Code.
(13)This award vests in one-third increments on August 7th of each year, becoming fully vested in 2023.
(14)This award vests in one-third increments on February 28, 2022.
(15)The vesting date for this service-based SARs awards is February 28, 2022.
(16)Mr. Lundstrom has no outstanding awards as his employment with the Company ended August 5, 2020.

2020 OPTION/SAR EXERCISES AND STOCK VESTED
The following table provides information for each of the NEOs regarding stock option and SARs exercises and stock award vestings during 2020.

Name	Option/SARs Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Current Executive Officers
Warren G. Lichtenstein	344,092	$10,285,081	—	$—
Eileen P. Drake	72,848	2,556,078	279,361	14,349,882
Amy L. Gowder	—	—	21,447	1,132,402
Daniel L. Boehle	12,147	273,356	41,306	2,134,791
Arjun L. Kampani	16,274	603,603	38,061	1,969,545

Former Executive Officers
Paul R. Lundstrom	21,776	335,133	38,039	1,935,543

(1)The value realized on exercise represents the difference between the closing market price of the Company’s Common Stock on the exercise date and the exercise price multiplied by the number of shares underlying each option or SAR exercised.
(2)The amounts reported in this column reflect restricted stock awards that vested during 2020.
(3)The value realized on vesting is calculated by multiplying the number of shares vested by the closing market price of the Company’s Common Stock on the vesting date.

Employment Agreement and Plan Provisions
Eileen P. Drake Employment Agreement
On March 4, 2020, the Company entered into a second amended and restated employment agreement (the “Second Amended Agreement”) with Ms. Drake, which supersedes her prior agreement dated March 13, 2018, pursuant to which Ms. Drake agreed to continue to serve as the Company’s CEO and President. The agreement provided for an initial one-year term, which was and will be automatically extended, upon the same terms and conditions, for successive one-year periods unless either party, at least 60 days prior to the expiration of the then-current term, gives written notice to the other of its intention not to renew such employment. The agreement provided that Ms. Drake receive an annual base salary increase from $825,000 to $927,000 with such base salary increase effective March 6, 2020. Additionally, the agreement provides to Ms. Drake, among other things, (i) an annual bonus based on a target opportunity pursuant to the Company’s Annual Incentive Plan which shall be adopted annually by the Board (currently at 100% of annual base salary); and (ii) annual equity awards based on a target opportunity of 350% (increased from 345.5%) pursuant to the terms of the 2019 Incentive Plan.
In the event that the Company terminates Ms. Drake’s employment for Cause or Ms. Drake resigns other than for Good Reason (as such terms are defined in the agreement), the Company’s obligations will generally be limited to (i) payment of her base salary accrued up to and including the date of termination or resignation, to be paid at termination, (ii) payment in lieu of any accrued but unused vacation time, in accordance with the Company’s vacation policy, (iii) payment of any unreimbursed expenses in accordance with the Company’s business reimbursement policy, and (iv) payments and benefits under any Company benefit plan, program or policy that Ms. Drake participated in during employment and paid pursuant to the terms of such plan, program and policy (the “Accrued Obligations”).
If Ms. Drake’s employment is terminated at any time due to her Death or Disability (as such terms are defined in the agreement), Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) any bonuses earned and paid by the date of termination; (iii) other than a performance-based award granted on November 18, 2015, which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (iv) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000; (v) in the case of Death, life insurance benefits paid in accordance with the terms of the policy and coverage in which Ms. Drake was enrolled before the date of Death; and (vi) in the case of termination due to Disability, the Company shall pay for the premiums associated with a six (6) month continuation, without any required contributions from Ms. Drake (but subject to all other plan and policy terms) in Ms. Drake’s Company provided life insurance policy in which she is enrolled before the date of termination; and (vii) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with six (6) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Aerojet Rocketdyne Medical Plan, the Aerojet Rocketdyne Dental Plan and the Aerojet Rocketdyne Vision Plan (the “Benefit Plans”) in which she is enrolled before the date of termination.
If Ms. Drake’s employment is terminated at the Company’s election at any time for reasons other than Cause, or by Ms. Drake for Good Reason (and not for Death or Disability or in connection with a change in control), then Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) other than a performance-based award granted on November 18, 2015 which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (iii) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (iv) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with eighteen (18) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Benefit Plans in which she is enrolled prior to the date of termination; and (v) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000.
If Ms. Drake’s employment is terminated by the Company without cause, by Ms. Drake for good reason, or termination due to death or disability within the period commencing six months prior to (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) and ending twenty-four (24) months following a Change in Control (as defined in the Amended CIC Policy or, if more inclusive, such definition set forth in any successor or replacement equity compensation plan of the Company) then Ms. Drake shall be entitled to the following Change in Control payments and benefits: (i) the Accrued Obligations; (ii) annual target bonus for the pro-rated portion of the fiscal year prior to the Change in Control paid in a lump sum; (iii) a severance payment equal to three times the sum of (y) Ms. Drake’s base salary and (z) annual target bonus paid in a lump sum; (iv) to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (v) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (vi) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with twenty-four (24) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Benefit Plans in which Ms. Drake is enrolled prior to the date of termination; (vii) the opportunity to continue to participate in the Aerojet Rocketdyne Executive Physical Program for a period of 24 months following termination; and (viii) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from Ms. Drake’s date of termination with a maximum value of $25,000.

TERMINATION PAYMENTS AND BENEFITS

Indemnity Agreements
The Company has entered into indemnification agreements with each of its Directors and the NEOs pursuant to which the Company is required to defend and indemnify such individuals if or when they are party or threatened to be made a party to any action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a Director and/or NEO of the Company or any of its subsidiaries.

Potential Payments upon Termination of Employment or Change in Control
Termination Benefits for Eileen P. Drake
According to the employment agreement entered into between the Company and Ms. Drake, in the event that the Company terminates Ms. Drake’s employment for Cause or Ms. Drake resigns other than for Good Reason (as such terms are defined in the agreement), the Company’s obligations will generally be limited to the Accrued Obligations as defined on page 51.
Descriptions of the payments and benefits provided on termination due to Death or Disability, without Cause, by Ms. Drake for Good Reason, and termination without Cause or by Ms. Drake for Good Reason in connection with a Change in Control, are provided under the section Employment Agreement and Plan Provisions – Eileen P. Drake Employment Agreement on page 51. Also see the section entitled Treatment of Equity Awards on page 54 for additional information regarding equity award vesting.
Termination Benefits for Other Named Executive Officers
The Company does not have a severance plan in place for the current NEOs with the exception of Ms. Drake. The Company has a policy for a reduction in force, pursuant to which Messrs. Boehle, Kampani, and Ms. Gowder, as well as all other employees of the Company, are eligible to participate. The policy provides for employees to continue participating in health, welfare and retirement benefit plans for a period of two months per the terms of the applicable plans and subject to all conditions thereof. Upon execution of a release, the employee is eligible to receive separation pay of five weeks’ pay plus one additional week’s pay for each full or partial year of service, with the maximum amount of separation pay being 30 weeks’ pay. In addition, with an executed release, the employee is eligible to continue participation in certain health and welfare benefits for a total period of six months (inclusive of the two months continued participation provided under the applicable plans).
The Company does have an executive CIC Policy, which was amended on March 5, 2020. The Amended CIC Policy revised the definition of the term change in control to include (a) a merger in which shareholders of the Company cease to control at least 60% of the combined voting securities of the resulting entity and (b) a change in a majority of the members of the Board to members whose nomination was not approved by the existing members of the Board or that resulted from an actual or threatened proxy contest. The Amended CIC Policy provides certain executive officers of the Company who have been designated in writing by the Board, including all of the NEOs other than Mr. Lichtenstein and Ms. Drake, with compensation and benefits upon a termination of their employment by the Company without “cause” or by the executive for “good reason” (including due to an executive’s death or disability) within the six-month period preceding a “change in control” through the 24-month period following a “change in control” (each as defined in the Amended CIC Policy).
In the event of an applicable termination of employment, the executive shall be entitled to the following:
•lump sum payment equal to two times of the executive’s annual base salary;
•prorated portion of incentive compensation under the Company’s STIP to the “termination date” (as defined in the Amended CIC Policy) based on the greater of target or actual calculated performance through that date and full STIP payment for the prior year if unpaid as of the termination date, each based upon actual performance;
•lump sum payment equal to two times the target incentive compensation executive could have received under the STIP for the entire year in which the termination date occurs;

•to the extent unvested, immediate full vesting of all of the executive’s equity awards with Performance Shares at maximum value;
•continued participation in the Aerojet Rocketdyne Executive Physical Program for a period of 24 months following termination;
•payment of COBRA benefit premiums until the earlier of the 24-month anniversary of the termination date or when eligible for health insurance coverage through another employer; and
•outplacement services for a period of 12 months starting no later than 90 days from date of termination with a maximum value of $15,000.
Receipt of compensation and benefits under the Amended CIC Policy is contingent on the executive’s timely execution of a release in a form prescribed by the Company.
Treatment of Equity Awards
Equity awards made to employees, including the NEOs, generally provide for the immediate accelerated vesting of the award, including stock options, performance-based stock options at maximum vesting, SARs, service-based restricted stock and performance-based restricted stock at maximum vesting (regardless of whether or not the performance target is ultimately met) upon a change in control of the Company regardless of whether a termination occurs.
Beginning with 2021 Long Term Incentive Awards, the treatment of equity upon a change in control is a “double trigger” benefit. Accelerated vesting is triggered only upon a qualifying termination of employment following the change in control as defined in the Amended CIC Policy.
Estimated Cost of Termination Benefits
The amounts of estimated incremental compensation and benefits payable to the NEOs assuming a qualifying termination of employment as of December 31, 2020, are shown in the following table.

Name	Termination Scenario	Cash Severance(1)	Equity Award Vesting(2)	Benefits Continuation	Outplacement Services	Total Severance
Current Executive Officers
Warren G. Lichtenstein	Change in Control	$—	$6,417,100	$—	$—	$6,417,100
Eileen P. Drake	Not for Cause	927,000	14,102,758	14,712	25,000	$15,069,470
	Death or Disability	927,000	14,102,758	5,089	25,000	$15,059,847
	Change in Control	5,562,000	15,159,758	20,358	25,000	$20,767,116
Amy L. Gowder	Change in Control	1,662,500	1,986,314	35,166	15,000	$3,698,980
Daniel L. Boehle	Change in Control	1,438,593	1,550,408	35,166	15,000	$3,039,167
Arjun L. Kampani	Change in Control	1,366,411	1,948,090	49,191	15,000	$3,378,692

Former Executive Officers
Paul R. Lundstrom(3)		—	—	—	—	—

(1)Cash Severance does not include the annual cash incentive award earned for 2020 as it is reported in the Non-Equity Incentive Plan Compensation column of the 2020 Summary Compensation Table on page 45.
(2)The values in this column were calculated by multiplying the number of shares by the closing market price of the Company’s Common Stock of $52.85 on December 31, 2020.
(3)Mr. Lundstrom was not eligible for any termination benefits as his employment with the Company ended on August 5, 2020. He did not receive any termination benefits upon his departure from the Company.

CEO PAY RATIO

2020 Pay Ratio Disclosure
For the identification process of our median employee, the Company used the entire population of employees as of December 31, 2019, excluding the CEO. Each employee’s gross earnings were used from the pay dates falling within January 1, 2019, through December 31, 2019, without annualization or other adjustment. There have been no material changes to the Company’s employee population or compensation arrangements from last year; therefore the same median employee from 2019 is being used for the 2020 Pay Ratio disclosure.
The compensation of the Company’s CEO and median employee as calculated per the terms of the Summary Compensation Table and the pay ratio of the two are as follows:

	Salary	Bonus	Stock Awards	Option/SARs Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (1)	Total
Eileen P. Drake	$922,916	$—	$7,089,989	$—	$1,614,136	$12,825	$9,639,866
Median Employee	104,994	200	—	—	—	12,049	117,243
Pay ratio							82	to 1

(1) For All Other Compensation for Ms. Drake, see the 2020 Summary Compensation Table on page 45. All Other Compensation for the median employee consists of Company matching contributions to the 401(k) savings plan.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed PwC, an independent registered public accounting firm, to serve as the Company’s independent auditors for 2021. PwC has served as the Company’s independent registered public accounting firm since 2006. The Audit Committee is submitting Proposal 3 to stockholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s stockholders ratify the appointment.
Representatives of PwC are expected to be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.
The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter is necessary to approve this proposal. Broker non-votes, if any, will have no effect on the proposal. Abstentions will have the same effect as a vote against this proposal. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated.

Audit Fees and All Other Fees
The following table summarizes the aggregate fees billed for 2020 and 2019 by PwC:

(Dollars in Millions)	2020	2019
Audit Fees(1)	$3.3	$3.5
Audit-Related Fees(2)	—	0.2
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$3.3	$3.7

(1)Audit fees include professional services rendered by PwC for the audit of the Company’s annual financial statements including the integrated audit of internal control over financial reporting, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and related services.
(2)Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above and consisted primarily of due diligence efforts and a required Department of Energy compliance audit. For 2020, such fees were immaterial.
(3)Tax fees include items billed for professional services rendered by PwC for tax compliance, tax advice and tax planning and were immaterial.
(4)All other fees include products and services provided by PwC other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” and were immaterial.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.
Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate listing of services expected to be rendered during the year for Audit, Audit-Related, Tax and All Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent auditors for 2021.

FREQUENTLY ASKED QUESTIONS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
The Board solicits the enclosed Proxy for use at the Company’s 2021 Annual Meeting to be held on May 5, 2021, at 9:00 a.m. Pacific Time. As in previous years, our 2021 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AJRD2021.

FREQUENTLY ASKED QUESTIONS
WHY DID I RECEIVE THIS PROXY STATEMENT?
The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of the Company’s Common Stock, par value $0.10 per share, at the close of business (5:00 p.m. Eastern time) on March 11, 2021 (the “Record Date”), and therefore you are entitled to vote at the Annual Meeting. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s Directors and executive officers.
We are providing you with a Notice of Internet Availability and access to these proxy materials in connection with the solicitation by the Board to be used at the Annual Meeting and at any adjournment or postponement thereof. The Notice of Internet Availability will be sent to stockholders of record and beneficial stockholders as of the Record Date starting on or around March 26, 2021. The proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and the 2020 Annual Report, will be made available to stockholders on the Internet on March 26, 2021. For those participants who hold shares of Common Stock in the Aerojet Rocketdyne Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card for those shares.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?
As in previous years, pursuant to the rules of the SEC, we are providing access to the Company’s proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability will be mailed to stockholders (or e-mailed, in the case of stockholders that have previously requested to receive proxy materials electronically) starting on or around March 26, 2021. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at www.proxyvote.com referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.
WHY DID I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY?
You may receive multiple Notices of Internet Availability if you hold your shares of Common Stock in multiple accounts (such as through a brokerage account). If you hold your shares of Common Stock in multiple accounts you should vote your shares as described in each separate Notice of Internet Availability you receive.
WHAT AM I VOTING ON?
You are voting on the following items of business at the Annual Meeting:
•To elect the eight directors named in the Proxy Statement to our Board to serve until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified (the Board’s nominees are: Kevin P. Chilton; Thomas A. Corcoran; Eileen P. Drake; James R. Henderson; Warren G. Lichtenstein; Lance W. Lord; Audrey A. McNiff and Martin Turchin) (“Proposal 1”);

•To consider and approve an advisory vote to approve Aerojet Rocketdyne’s Executive Compensation (“Proposal 2”);
•To ratify the appointment of PwC, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2021 (“Proposal 3”);
•Any other matter that may properly be brought before the Annual Meeting.
WHO IS ENTITLED TO VOTE?
Stockholders of record as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?
The Board recommends that you vote your shares “FOR” each of the Board’s eight nominees standing for election to the Board; “FOR” the advisory vote to approve Aerojet Rocketdyne’s executive compensation; and “FOR” the ratification of PwC as independent auditors of the Company for 2021.
HOW DO I VOTE?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AJRD2021 on the Internet.
To participate in the Annual Meeting you will need the control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Even if you plan to participate in the Annual Meeting online, we urge you to vote as soon as possible by one of the following methods to make sure your shares are represented if you later decide not to participate in the virtual Annual Meeting online.
SHARES HELD IN THE AEROJET ROCKETDYNE RETIREMENT SAVINGS PLAN
Please follow the voting instructions provided by Broadridge Financial Solutions, Inc. (“Broadridge”). You may sign, date and return a voting instruction card to Broadridge or submit voting instructions by telephone or the Internet. If you provide voting instructions by mail, telephone, or the Internet, Broadridge will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, Broadridge will have Fidelity Management Trust Company, the Trustee, vote your shares in the same proportion as shares for which Broadridge has received voting instructions. You must submit voting instructions to Broadridge by no later than May 2, 2021, at 11:59 p.m. Eastern time in order for your shares to be voted as you have directed by Broadridge at the Annual Meeting. Aerojet Rocketdyne Retirement Savings Plan participants may not vote their Plan shares in person at the Annual Meeting.

SHARES HELD BY YOU, YOUR BROKER, BANK OR OTHER HOLDER OF RECORD
You may vote in several different ways:
•By Internet during the Annual Meeting: You may vote electronically during the Annual Meeting on Wednesday, May 5, 2021, at 9:00 a.m. Pacific Time via the Internet at www.virtualshareholdermeeting.com/AJRD2021 using the control number we have provided to you. You may also be represented by another person at the meeting via the Internet by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” and wish to vote electronically during the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record.
•By Telephone: You may vote by calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.
•By Internet before the meeting date: You may vote by going to the Internet website indicated on your proxy card. Confirmation that your voting instructions have been properly recorded will be provided.
•By Mail: You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.
Telephone and Internet voting before the meeting date for stockholders of record other than for shares held in the Aerojet Rocketdyne Retirement Savings Plan, will be available until 11:59 p.m. Eastern Time on May 4, 2021. A mailed proxy card must be received by May 4, 2021, in order to be voted at the Annual Meeting. The availability of telephone and Internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.
If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting via the Internet, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting via the Internet.
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.
MAY I ATTEND THE MEETING?
All stockholders and properly appointed proxy holders may attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/AJRD2021. Stockholders who plan to attend must have access to the control number we have provided you to join the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/AJRD2021. Stockholders of record will be verified against an official list available electronically at the Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with Aerojet Rocketdyne’s transfer agent, Computershare, Inc., you are considered a “stockholder of record” or a “registered stockholder” of those shares. In this case, your Notice of Internet Availability has been sent to you directly by Broadridge. If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, including shares you may own as a participant in the Aerojet Rocketdyne Retirement Savings Plan, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice of Internet Availability has been forwarded to you by or on behalf of your broker, bank, trustee or other holder who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following their instructions for voting.
WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?
Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of beneficial owners, are prohibited from exercising discretionary voting authority on certain matters for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting. If no instructions are given within that time frame, the nominees may vote those shares only on matters deemed “routine” by the NYSE. We anticipate the NYSE will deem Proposal 3 to be “routine”. As a result, brokers may exercise discretion in voting with regard to this proposal on behalf of beneficial owners that did not provide specific instructions. Proposals 1 and 2 are non-routine matters, and nominees cannot vote on these items without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy and entitled to vote on a matter. For these reasons, please promptly vote by telephone, or Internet, or sign, date and return the voting instruction card your broker or nominee has enclosed, in accordance with the instructions on the card.
MAY I CHANGE MY VOTE?
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•Returning a signed proxy card bearing a later date;
•Sending written notice of revocation to the Company, c/o the Secretary;
•Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or
•Attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AJRD2021 and voting using the control number we have provided to you.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AJRD2021 if you obtain a legal proxy as described above.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes cast for a nominee will be counted in favor of election. Withholds and broker non-votes will not count either in favor of, or against, the election of a nominee. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election.
Proposals 2 and 3 will require the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter. Broker non-votes will have no effect on the outcome of the vote on Proposal 2. Abstentions will have the same effect as a vote against Proposals 2 and 3.
DO STOCKHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?
No. Stockholders do not have cumulative voting rights with respect to the election of Directors.
WHAT CONSTITUTES A QUORUM?
As of the Record Date, 80,038,681 shares of Common Stock were outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker “non-votes,” will be counted at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will also be counted at the Annual Meeting for quorum purposes.

WHAT IS THE COMPANY’S INTERNET ADDRESS?
The Company’s Internet address is www.AerojetRocketdyne.com. You can access this Proxy Statement and the 2020 Annual Report at this Internet address, as well as all other Company filings with the SEC. The Company will provide free of charge a copy in print of the 2020 Annual Report, including the financial statements and schedules required to be filed thereto, to any beneficial owner of the Company’s Common Stock as of the Record Date who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.
WILL ANY OTHER MATTERS BE VOTED ON?
As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of the stockholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.
WHO IS SOLICITING PROXIES UNDER THIS PROXY STATEMENT?
The proxies being solicited hereby are being solicited by our Board. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without receiving additional compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, by telephone, facsimile, or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the stock. The Company has retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on its behalf. The Company has agreed to pay Okapi Partners a fee of $10,000, plus costs and expenses, for these services. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Okapi Partners, toll-free at 1-877-566-1922.
ARE THERE DISSENTER’S OR APPRAISAL RIGHTS?
The Company’s stockholders are not entitled to dissenter’s or appraisal rights under Delaware law in connection with any of the items of business currently contemplated to be voted upon at the Annual Meeting.

MISCELLANEOUS

Other Business
As of the time this Proxy Statement was printed, the Company was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Stockholder Proposals
A stockholder who wishes to submit a proposal for consideration at the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act and desires for that proposal to appear in the Company’s proxy materials for that meeting must submit the proposal in writing to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, and the Company must receive such proposal no later than November 26, 2021. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Bylaws as in effect at the time of such notice. Submitting a stockholder proposal does not guarantee that it will be included in the Company’s proxy materials.
Stockholders who wish to present proposals of other business at the 2022 annual meeting of stockholders without inclusion of that proposal in the Company’s proxy materials, but instead for presentation directly at that meeting, are required to comply with the requirements set forth in the Bylaws. In part, these Bylaws require that for such other business to be properly brought before the 2022 annual meeting of stockholders, a stockholder must provide written notice to the Company no later than the close of business on February 5, 2022, nor earlier than the close of business on January 6, 2022; provided, however, that in the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such 2022 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The Company’s Proxy Statement for the 2022 annual meeting of stockholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by February 5, 2022. Such stockholder notice should be sent to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. Proposals not meeting the advance notice requirements in the Bylaws will not be entertained at the 2021 annual meeting of stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filings with the SEC or on our website at www.AerojetRocketdyne.com/corporate-governance.
It is important that proxies be voted promptly; therefore, stockholders who do not expect to participate in the meeting are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the website listed on your proxy card, or (c) if you have requested a full set of proxy materials to be sent to you, completing, signing, dating and promptly returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
ARJUN L. KAMPANI
Senior Vice President,
General Counsel and Secretary
March 19, 2021

APPENDIX A – USE OF NON-GAAP FINANCIAL MEASURES
The Proxy Statement Summary and the Compensation Discussion and Analysis (“CD&A”) sections of this Proxy Statement contain Non-GAAP financial measures. The tables in this appendix reconcile the Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

About Non-GAAP Financial Measures
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These Non-GAAP financial measures do not reflect a comprehensive system of accounting, and may differ from Non-GAAP financial measures with the same or similar names that are used by other companies.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS
We provide the Non-GAAP financial measures of our performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. We use these metrics to measure our operating and total Company performance. We believe that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from our ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, on-going and customary course of our business. Accordingly, we define Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under our U.S. government contracts, and unusual items which we do not believe are reflective of such ordinary, on-going and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under our U.S. government contracts and unusual items we do not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP. For short-term annual cash incentive award purposes, certain Board approved modifications are applied to Adjusted EBITDAP where necessary.
A-1

(In Millions, except per share amounts)	2020	2019
Net income	$137.7	$141.0
Interest expense	30.1	35.7
Interest income	(6.3)	(15.5)
Income tax provision	42.5	50.9
Depreciation and amortization	65.3	74.5
GAAP Retirement benefits expense	36.6	26.1
Cost Accounting Standards (“CAS”) recoverable retirement benefits expense	(43.8)	(41.3)
Unusual items	8.1	0.3
Adjusted EBITDAP	$270.2	$271.7
Exclude Board and retiree stock compensation above or below Annual Operating Plan (“AOP”)	(0.2)
Exclude stock compensation related to bonus achievement above or below AOP	1.5
Exclude annual incentive plan bonus achievement above or below AOP	4.6
Adjustment for Elliot transaction	22.5
Adjusted EBITDAP with Board approved modifications	$298.6	N/A

Net income	$137.7	$141.0
GAAP retirement benefits expense	36.6	26.1
CAS recoverable retirement benefits expense	(43.8)	(41.3)
Unusual items	8.1	0.3
Income tax impact of adjustments (1)	(0.2)	4.0
Adjusted Net Income	$138.4	$130.1

Diluted EPS	$1.66	$1.69
Adjustments	0.01	(0.13)
Adjusted EPS	$1.67	$1.56

Diluted weighted average shares, as reported and as adjusted	81.9	81.7

(1)The income tax impact is calculated using the federal and state statutory rates in the corresponding year.
Free Cash Flow
We also provide the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. We use Free Cash Flow, both in presenting our results to stakeholders and the investment community, and in our internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving our goals. The following table summarizes Free Cash Flow:

(In Millions)	2020	2019
Net cash provided by operating activities	$363.8	$261.2
Capital expenditures	(54.6)	(42.9)
Free cash flow	$309.2	$218.3

A-2

AEROJET ROCKETDYNE HOLDINGS, INC.
ATTN: REBECCA BAUER
P.O. BOX 537012
SACRAMENTO, CA 95853-7012

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in the Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AJRD2021**

You may attend the Meeting via the Internet and vote during the Meeting, but Aerojet Rocketdyne Retirement Savings Plan participants may not vote their shares in person at the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30871-P47946

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEROJET ROCKETDYNE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) General Kevin P. Chilton, USAF (Ret.)
02) Thomas A. Corcoran
03) Eileen P. Drake
04) James R. Henderson
05) Warren G. Lichtenstein
06) General Lance W. Lord, USAF (Ret.)
07) Audrey A. McNiff
08) Martin Turchin

The Board of Directors recommends you vote FOR the following management proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D30872-P47946

AEROJET ROCKETDYNE HOLDINGS, INC.
PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arjun L. Kampani and Daniel L. Boehle, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of Aerojet Rocketdyne Holdings, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held virtually on May 5, 2021 at 9:00 a.m. PDT, and any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE PROXYHOLDERS' SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This card also serves to instruct Fidelity Management Trust Company, the trustee of the Aerojet Rocketdyne Retirement Savings Plan (the "Plan"), to vote the shares of common stock of Aerojet Rocketdyne Holdings, Inc. attributable to the undersigned's Plan account. Voting instructions will be tabulated confidentially. Only Fidelity will have access to the undersigned's individual voting instructions. **Unless otherwise required by law, the shares attributable to the undersigned's Plan account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by May 2, 2021, the shares attributable to the undersigned's Plan account will be voted in the same proportion as shares for which the trustee has received voting instructions.**

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

AEROJET ROCKETDYNE HOLDINGS, INC.

AEROJET ROCKETDYNE HOLDINGS, INC.
ATTN: REBECCA BAUER
P.O. BOX 537012
SACRAMENTO, CA 95853-7012

D30874-P47946

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 11, 2021
Date: May 5, 2021 **Time:** 9:00 AM PDT
Location: Meeting live via the Internet: please visit www.virtualshareholdermeeting.com/AJRD2021.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/AJRD2021 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2021 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/AJRD2021*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   01) General Kevin P. Chilton, USAF (Ret.)
   02) Thomas A. Corcoran
   03) Eileen P. Drake
   04) James R. Henderson
   05) Warren G. Lichtenstein
   06) General Lance W. Lord, USAF (Ret.)
   07) Audrey A. McNiff
   08) Martin Turchin

The Board of Directors recommends you vote FOR the following management proposals:

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